Exhibit 10.2
****Text omitted and filed separately
Confidential treatment requested under
17 C.F.R. §200.80(b)(4) and 17 C.F.R. 24b-2

MASTER SERVICES AGREEMENT
OUTSOURCED SALES SERVICES

THIS AGREEMENT (the “Agreement”) is made effective as of this 21st day of March, 2012, by and between Comcast Cable Communications Management, LLC., a Delaware Limited Liability Company, with offices at 1500 Market St, Philadelphia, PA 19102 ("Comcast") and Rainmaker Systems Inc., a Delaware corporation, with offices at 900 E Hamilton Ave., Se 400 Campbell, CA 95008 ("Vendor").

RECITALS

WHEREAS, Comcast is presently providing broadband products and services in various market areas in the United States;

WHEREAS, Comcast desires to appoint Vendor on a nonexclusive basis to conduct various call center sales services and/or ecommerce technology services; and

WHEREAS, Vendor is authorized and qualified to transact such business.

NOW THEREFORE, in consideration of the mutual benefits and agreements herein contained and other good and valuable consideration, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION I

APPOINTMENT

1.1    Comcast hereby appoints Vendor on a nonexclusive basis to provide the services described in the applicable Statement of Work (the “Services”). The Statement of Work (“SOW”) will follow and be signed separately. In the event of a conflict between this Agreement and a Statement of Work, the provisions contained within the SOW shall control.

1.2    Vendor hereby accepts such appointment and agrees actively and continuously to exert its best efforts, on Comcast’s behalf, to provide the Services.

1.3    Comcast reserves the right to: (a) add to, alter or subtract from Vendor services upon **** prior written notice to Vendor subject to Section II herein and (b) perform the same or similar types of services itself or utilizing third parties.

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SECTION II

COMCAST PRODUCTS

Vendor shall provide the Services for the Comcast products and services set forth in the applicable Statement of Work (the “Comcast Products”). If applicable to the Services described in the Statement of Work, all policies, procedures, scripts, descriptions, terms, conditions and prices utilized by Vendor for the Comcast Products shall be the policies, procedures, scripts, descriptions, terms, conditions and prices authorized by Comcast in writing. Vendor shall not under any circumstances utilize other policies, procedures, scripts, descriptions, terms, conditions and prices for any Product without the prior written authorization of Comcast. Comcast reserves the right to add to, alter or subtract from the Comcast Products as well as any policies, procedures, scripts, descriptions, terms or conditions related thereto upon **** prior written notice to Vendor. If, in Vendor’s commercially reasonable discretion, such modified Comcast Products make the Services economically unfeasible for Vendor, Vendor shall notify Comcast and the parties shall work together in good faith to agree to modified pricing under the applicable SOW. If the parties are unable to agree on modified pricing, either party shall have the right to terminate this Agreement and/or the applicable SOW for its convenience upon **** notice to the other party.

SECTION III

COMPENSATION

3.1    Comcast will pay Vendor the prices set forth in the applicable Statement of Work for the Services. If applicable to the Services described in the Statement of Work, Vendor will track all inbound calls performed during any shift and invoice the activity for each shift according to the aforementioned prices. Unless otherwise specified in the applicable Statement of Work, Vendor will submit to Comcast a monthly invoice and report detailing such calls or describing the Services rendered. Comcast shall pay all invoices within **** days of receipt.

3.2    **** Upon request by Comcast, an officer of Vendor shall certify that Vendor is in compliance with this Agreement.

3.3    The amounts to be paid by Comcast under this Agreement do not include any state, provincial or local sales and use taxes, however designated, which may be levied or assessed on any Vendor service. With respect to such taxes, Comcast will either furnish Vendor with an appropriate exemption certificate on a timely basis or pay to Vendor, upon presentation of invoices therefore, such amounts as Vendor may by law be required to collect or pay, provided that Vendor will use reasonable efforts to minimize the amount of any such tax. Comcast shall have no obligation to Vendor with respect to other taxes, including, but not limited to, those taxes relating to Vendor’s net or gross income or revenue, license, occupation, or real or personal property.

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3.4    The parties acknowledge that there may be an increase in the amount of time spent by a support agent with Comcast’s subscribers as a result of Vendor’s failure to comply with training requirements, security protocols, or other representation and warranties hereunder, that may adversely impact payment or fees owed by Comcast. ****
SECTION IV

DUTIES OF VENDOR

4.1    Vendor shall provide the Services on a continuing basis throughout the term of this Agreement and/or any Statement of Work and shall diligently perform all other duties that are required to be performed hereunder or as set forth in the Statement of Work. Vendor agrees to meet service level commitments for Comcast products as set forth in Exhibit A: Performance Commitments.

4.2    Vendor shall comply with all laws, rules and regulations governing its activities and applicable to the Services. The Parties will work in good faith to agree upon the division of responsibility between the Parties with regard to adhering to Do Not Call List Laws. Vendor shall provide a data file to Comcast, on a daily basis of customers who have requested to be placed on a Do Not Call List. Comcast shall incorporate the information obtained from the file into the appropriate subscriber management databases.

4.3    Vendor agrees that Comcast may observe Vendor’s employees from time to time in their performance of Vendor’s duties and obligations under this Agreement and/or any Statement of Work. Further, Vendor shall conduct periodic support reviews with Comcast upon the prior written request of Comcast.

4.4    Vendor shall maintain complete and accurate records with respect to its activities hereunder in accordance with all applicable laws, rules, and regulations as well as with the terms and conditions of this Agreement. Without limiting the generality of the foregoing, Vendor shall maintain throughout the term of this Agreement and for a period not less than two (2) years thereafter: (a) all advertising, brochures, scripts, promotional and call handling materials that are substantially different than those provided by Comcast and (b) the name and the last known address and phone number for all current and former employees directly involved in performing Vendor’s obligations pursuant to this Agreement. Further, Vendor shall provide to Comcast its Federal Taxpayer Identification Number (or equivalent), State Identification Number (or equivalent) and such other information specified in the applicable Statement of Work.

4.5    Vendor agrees to allow Comcast to inspect and audit those of Vendor’s records related to Vendor's performance under this Agreement during Vendor's normal business hours with reasonable written notice at such locations as are reasonably specified by Comcast.

4.6    Vendor will indemnify and hold Comcast and its respective directors, officers, and employees (the “Indemnitees”) harmless from and against all claims, demands suits, proceedings, damages, costs, expenses, liabilities (including, without limitation, reasonable legal fees) or causes of action (collectively, “Liabilities”) brought against or incurred by any Indemnitee to the extent

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caused by: (i) injury to persons (including physical or mental injury, libel, slander and death) caused by Vendor; (ii) loss or damage to Comcast property caused by Vendor; (iii) violations of applicable laws, applicable permits, codes, ordinances or regulations by Vendor; or (iv) any claims arising out of or in connection with Vendor’s obligation pursuant to this Agreement or any other liability, resulting from the negligence or willful misconduct of Vendor, its officers, agents, employees, or subcontractors in the performance of this Agreement. If Vendor and Comcast jointly cause such Liabilities, the Parties will share the liability in proportion to their respective degree of causal responsibility. Comcast will indemnify and hold Vendor and its respective directors, officers, and employees harmless from and against all claims, demands, suits, proceedings, damages, costs, expenses, liabilities (including without limitation, reasonable legal fees) or causes of action (collectively, “Liabilities”) brought against or incurred by Vendor for: (i) any claims arising out of or in connection with Comcast’s obligation pursuant to this Agreement and (ii) any other liability resulting from the negligence or willful misconduct of Comcast, its officers, agents or employees in connection with this Agreement.

4.7    EXCEPT FOR DAMAGES RESULTING FROM A PARTY’S (1) GROSS NEGLIGENCE, INTENTIONAL ACTS, CRIMINAL OR FRAUDULENT ACTS OR (2) A PARTY’S OBLIGATION TO INDEMNFIFY THE OTHER PARTY HEREUNDER, OR (3) A PARTY’S BREACH OF SECTION IX (RELATING TO CONFIDENTIALITY) OF THIS AGREEMENT (IN EACH CASE, WITH RESPECT TO WHICH THESE LIMITATIONS SHALL NOT APPLY), UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY (WHETHER BASED IN CONTRACT, TORT, OR OTHER LEGAL OR EQUITABLE GROUNDS) FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), INCLUDING BUT NOT LIMITED TO, LOSS REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

4.8    Vendor agrees that during the term of this Agreement, it will not solicit any employee of Comcast for the express intent of employment with Vendor, provided that nothing herein shall prohibit any general advertisement for employment opportunities, which is not specifically targeted at any particular employee.

4.9    In exercising its rights and performing its obligations under this Agreement or any Statement of Work, Vendor shall conduct its business and represent Comcast in a professional, ethical, legal and businesslike manner. Vendor agrees that it will: (a) utilize only competent personnel; (b) conduct its operations at all times in such a manner that its actions or the actions of its personnel will not jeopardize Comcast’s and its affiliates’ respective relationships with their communities of operation and with their actual and potential customers; and (c) ensure that personnel maintain a polite, cooperative manner when dealing with any and all prospective and actual customers. Comcast shall have the right for any reason, where in compliance with applicable laws, rules or regulations, to request that Vendor discontinue using any such specifically identified person or persons for the Vendor Services and Vendor shall be entitled to provide replacement personnel and continue providing Vendor Services as otherwise provided in this Agreement and the applicable

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SOW. The request for discontinuance will be fulfilled to the best of Vendor’s ability immediately after Comcast's written notice to Vendor, and Vendor shall not furnish such person(s) to perform Vendor’s obligations under this Agreement or Statement of Work again, without the prior written consent of Comcast.

4.10    Comcast reserves the right to alter or amend Vendor’s obligations hereunder and/or any Statement of Work upon **** days prior written notice; provided, however, that Vendor shall have the right to terminate this Agreement and/or any Statement of Work within **** days following receipt of notice of any change in Vendor’s sole discretion.

4.11    Vendor shall implement and comply with Security Protocols established by Comcast and attached hereto as Exhibit B. Upon reasonable prior notice, Comcast may audit Vendor for compliance with the Security Protocols. Any cost of audit shall be borne by Comcast, except in the event that a material breach of the Security Protocols is discovered during any audit, in which case Vendor shall reimburse Comcast for the reasonable costs incurred in performing such audit. Comcast reserves the right to amend such Security Protocols from time to time as deemed necessary in its sole discretion, provided that Vendor shall have **** prior notice to implement any new changes. ****

4.12    Vendor, unless otherwise specified by Comcast in writing, shall obtain and maintain throughout the term of this Agreement insurance with coverage and limits as follows:

(a)    Workers Compensation and Occupational Disease Insurance: At statutory limits as provided by the state in which the Work is to be performed, and Employer's Liability Insurance at a limit of not less than Five Hundred Thousand Dollars ($500,000) for all damages arising from each accident or occupational disease;

(b)    Comprehensive General Liability Insurance Covering Operations and Premises Liability; The limits of such liability insurance shall be no less than One Million Dollars ($1,000,000) combined single limit of liability for each occurrence; and

(c)    Umbrella Excess Liability: Coverage in an amount no less than One Million Dollars ($1,000,000) for each occurrence; and

All such insurance shall be carried with companies with A-/VII Best’s rating, such policies shall name the Comcast entity first above-referenced and its parents, affiliates and subsidiaries and its and their employees and agents as additional insured parties.

SECTION V

DUTIES OF COMCAST

5.1    Comcast shall pay Vendor for its performance of the Vendor Services, pursuant to Section III.

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5.2    Comcast shall comply with all laws, rules and regulations governing its activities under this Agreement.

5.3    Comcast shall keep Vendor informed of the descriptions, prices, terms and conditions under which the Comcast Products shall be provided, and Comcast shall review and approve/disapprove all scripts and other sales and marketing materials developed by Vendor on a timely basis.

5.4     Comcast shall invoice or arrange to invoice customers obtained by Vendor for the Comcast Products. Vendor shall have no right or obligation to bill or to collect any payments from actual or potential customers for Comcast Products, nor shall Vendor so bill and/or collect. Should Vendor receive any payments for Comcast Products hereunder directly from a customer, Vendor shall immediately tender such payments to Comcast.

5.5    Comcast agrees that during the term of this Agreement that it will not solicit any employee of Vendor for the express intent of employment with Comcast, provided that nothing herein shall prohibit any general advertisement for employment opportunities, which is not specifically targeted at any particular employee.

5.6    Comcast shall provide to Vendor the online information systems equipment described in the applicable Statement of Work (the “Comcast Equipment”). In the event of any faulty Comcast Equipment, Comcast, at its expense, shall repair or replace the faulty Comcast Equipment for Vendor. Comcast's obligation to repair or to replace Comcast Equipment hereunder at Comcast's expense does not apply to any Comcast Equipment that has been lost or damaged because of misuse, disaster (including, but not limited to, fire, flood, or earthquake) or theft occurring at Vendor's site. In the event Comcast does repair or replace lost or damaged Comcast Equipment, Comcast shall invoice Vendor for such repair or replacement, and Vendor will pay such invoice within thirty (30) days of the date thereof. Within thirty (30) days after any termination of this Agreement, Vendor shall either return all of the Comcast Equipment to Comcast or Vendor shall pay to Comcast the full manufacturer’s suggested retail price for the replacement of any Comcast Equipment or any software that is not returned in working order within thirty (30) days after any termination of this Agreement, together with any incidental costs incurred by Comcast relating to its replacement or repair. Comcast shall retain title to the Comcast Equipment at all times. Vendor shall not create or permit to be created any liens or encumbrances on the Comcast Equipment.

SECTION VI

EXPENSES
Except as otherwise provided in this Agreement or as otherwise agreed to in writing by Comcast, Comcast shall be responsible for all expenses incurred by Comcast in the performance of Comcast's obligations under this Agreement and/or any Statement of Work, and Vendor shall be responsible for all expenses incurred by Vendor in the performance of Vendor's obligations under this Agreement and/or any Statement of Work, unless expenses have been approved for

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reimbursement by Comcast.

SECTION VII

TRADEMARKS AND SERVICE MARKS
7.1    Except as expressly provided in Section 7.2, Vendor shall not be deemed by anything contained in this Agreement or done pursuant to it to acquire any right, title or interest in or to the use of the name “Comcast,” the Comcast service marks, or in or to any trademark or service mark now or hereafter owned by or used by Comcast or any affiliate thereof (the “Marks”).
7.2    **** Vendor may use such Marks solely for purposes of the Vendor’s performance of its obligations under this Agreement, ****.
7.3    Immediately upon termination of this Agreement, Vendor will turn over to Comcast any materials using any Mark, unless Comcast has consented to ongoing use by the Vendor of such Marks pursuant to a separate agreement.

SECTION VIII
INTELLECTUAL PROPERTY, INVENTION AND PATENT RIGHTS
Neither Party shall be deemed by anything contained in this Agreement or done pursuant to it to acquire any right, title or interest in or to any design, invention, improvement, process, methodology, ideas, know-how, techniques or system now or hereafter embodied in any Product or in any hardware, software or middleware provided by a Party to the other Party, whether or not such design, invention, improvement, process or system is patented or patentable under the laws of any country.

Notwithstanding the foregoing, Vendor grants Comcast the worldwide, non-exclusive, royalty-free, non-transferrable right to use the Vendor ecommerce technology in accordance with the terms of this Agreement and the applicable SOW, for the sole purpose of Vendor processing sales transactions for non-subscription Comcast internet support services, on Comcast’s behalf. Furthermore, a Party who provides technology to the other Party under this Agreement grants such receiving Party a license to use such provided technology for the sole purpose of fulfilling its obligations under this Agreement and a SOW.

SECTION IX

PROPRIETARY INFORMATION, NONDISCLOSURE AND PUBLICITY

9.1     Both Parties agree that all information furnished to it by the other Party which is

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identified as being proprietary or confidential or which the receiving Party knows or has reason to know is confidential, trade secret or proprietary information (the "Proprietary Information") is to be treated in a confidential manner and shall remain the sole and exclusive property of the providing Party. Proprietary Information may not be directly or indirectly disseminated to any third party without the prior written consent of the disclosing Party; provided, however, that the receiving Party may disclose the same to its employees and subcontractors that have a need to know because of their involvement in this Agreement and have agreed to maintain the confidential nature of the Proprietary Information. Both Parties acknowledge that the Proprietary Information of the other Party is a valuable asset of the disclosing Party, that any unauthorized disclosure or use thereof may cause irreparable harm and loss, that monetary damages may not be sufficient to compensate, and that injunctive relief is an appropriate remedy to prevent any actual or threatened unauthorized use or disclosure of the Proprietary Information. Without limiting the foregoing, the terms and conditions of this Agreement are Proprietary Information. Both Parties shall return any copies of Proprietary Information to the disclosing Party upon the request of the disclosing Party and upon the termination or expiration of this Agreement.

9.2    The confidentiality and non-disclosure obligations set forth herein do not apply to any portion of the Proprietary Information that (a) is or becomes public knowledge through no fault of the receiving Party; (b) is disclosed to the receiving Party without a restriction on disclosure by a third party that has the lawful right to disclose the same; or (c) is required to be disclosed by the receiving Party pursuant to a lawful and formal request of a governmental or regulatory authority (so long the receiving Party provides the disclosing Party with prior written notice of such governmental or regulatory request and a reasonable opportunity under the circumstances to contest such request).

9.3    Neither Party shall use any confidential information belonging to a third party in furtherance of their obligations hereunder, unless otherwise authorized by that third party.

9.4    [publicity] ****

9.5    Vendor hereby acknowledges that Comcast has a special responsibility under the law to keep personally identifiable information of its customers (“PII”) private and confidential. PII is subject to the subscriber privacy protections set forth in Section 631 of the Cable Communications Policy Act of 1984, as amended (47 USC Sec. 551), as well as other applicable federal and state laws. Vendor agrees that it shall use such information in strict compliance with Section 631, all other applicable laws governing the use, collection, disclosure and storage of such information, and the protocols set forth hereunder. In addition to and without limiting the foregoing, in no event shall Vendor use, disclose or in any way provide personally identifiable information of a customer in violation of 47 USC 551 (as amended and supplemented, “Section 551”) and Vendor further agrees to comply with all requirements and provisions of Section 551. The provisions of this Section 9 shall survive the expiration or termination of this Agreement.

SECTION X

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END USER, END USER INFORMATION AND CROSS-MARKETING

10.1    All actual customers who contact Vendor concerning the Comcast Products are customers of Comcast (and not customers of Vendor). Comcast and Vendor hereby agree that Comcast holds all title, right, possession in its customers and that no such title, right, possession and dominion shall pass to Vendor hereunder. As between Vendor and Comcast, Vendor and/or its other clients hold title, rights and possession to any customer information Vendor receives as a result of Vendor’s relationship with its third party clients.

10.2    All Comcast customer information, including, but not limited to, customer names, addresses, telephone numbers, email addresses, service selections and the like, shall constitute Comcast Proprietary Information, regardless of whether or not such information is specifically identified as such. Vendor shall use such Comcast customer information for no other purpose or purposes other than those expressly authorized in this Agreement.

10.3    Vendor, its affiliates and subsidiaries, and their respective employees and agents, while providing services under this Agreement, hereby agree that they shall not directly or indirectly induce, influence or suggest that any actual or prospective Comcast customer purchase, contract for, or switch to any non-Comcast product or service. Comcast shall have the right to enforce this Section X by obtaining an injunction or specific performance from any court of competent jurisdiction. Additionally, if Vendor violates this Section X, Comcast, in addition to the right to terminate the Agreement pursuant to Section XI, shall be entitled to recover reasonable attorneys' fees in redressing said breach. The provisions of this Section X shall survive the termination of this Agreement. The remedies set forth herein are cumulative and are in addition to, and not in limitation of, other remedies available at law or in equity. None of the remedies specified in this Section X for any default or breach of this Agreement shall be exclusive.

SECTION XI

TERM AND TERMINATION

11.1    This Agreement is effective on the date first written above and shall continue for a period of three years, unless terminated sooner in accordance with the provisions hereof. This Agreement may be renewed or extended thereafter for an additional period of time as mutually agreed to by both parties.

11.2    The Company may, at its election, terminate this Agreement and/or any Statement of Work without cause after ninety (90) days written notice to the Vendor.

11.3    Comcast may, at its election, terminate this Agreement and/or any Statement of Work immediately if an order by any court or governmental authority with proper jurisdiction deems the activities of either party to be in conflict with an applicable law, rule or regulation, if Comcast loses any authorization, franchise or permit necessary to provide the Comcast Products, or if Comcast ceases to provide such Comcast Products.

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11.4    Comcast may, at its election, terminate this Agreement, including any Exhibits hereto, and/or any Statement of Work if a material breach by Vendor occurs, and such material breach continues for a period of thirty (30) days after written notice from Comcast to Vendor. Such notice will specify the default. Comcast does not limit the rights and remedies available when it exercises its termination right under this subsection.

11.5    Vendor may, at its election, terminate this Agreement and/or any Statement of Work if a material breach by Comcast occurs, and such material breach continues for a period of thirty (30) days after written notice from Vendor to Comcast. Such notice will specify the default. Vendor does not limit the rights and remedies available when it exercises its termination right under this subsection.

11.6    Comcast may, at its election, terminate this Agreement and/or any Statement of Work if Vendor becomes insolvent or makes an assignment for the benefit of its creditors, or if a committee of creditors or other representative is appointed to represent its business, or if a voluntary or involuntary petition under any section of a bankruptcy or similar act shall be filed by or against the Vendor and the Vendor fails to discharge the petition or to obtain dismissal of the petition within **** days following the appointment of such committee or representative.

11.7    Vendor may, at its election, terminate this Agreement and/or any Statement of Work if Comcast becomes insolvent or makes an assignment for the benefit of its creditors, or if a committee of creditors or other representative is appointed to represent its business, or if a voluntary or involuntary petition under any section of a bankruptcy or similar act shall be filed by or against Comcast and Comcast fails to discharge the petition or obtain dismissal of the petition within **** days following the appointment of such committee or representative.

11.8    Except as expressly set forth in this Agreement, no termination of this Agreement and/or any Statement of Work shall affect any accrued rights or obligations of either party as of the effective date of such termination, nor shall it affect any rights or obligations of either party which are intended by the parties to survive any such termination.

SECTION XII

RELATIONSHIP OF PARTIES

12.1    Neither party to this Agreement is an agent, partner or employee of the other; rather, the parties are independent contractors. Vendor shall not be treated as an employee of Comcast for state or federal income tax purposes, nor will Vendor be an employee of Comcast for purposes of the Federal Unemployment Tax Act, Federal Insurance Contributions Act, the Social Security Act or any other state, federal, provincial or other unemployment or employment security act. Vendor is not authorized to make any promise, warranty or representation on Comcast's behalf with respect to the Comcast Products or to any other matter, except as expressly authorized in writing by Comcast.

12.2    Each party acknowledges that it has separate responsibility for all applicable federal,

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state, provincial and local taxes for itself and any of its employees and each party agrees to indemnify and hold the other harmless from any claim or liability therefore.

12.3    Each party understands and agrees that its employees shall not be entitled to participate in health or disability insurance, retirement or pension benefits, if any, to which employees of the other party may be entitled.

SECTION XIII

EEO REQUIREMENTS

The parties agree to comply with the EEO provisions of the 1984 Cable Act and the Comcast EEO policy, which requires employers to seek the broadest recruitment base in order that a representative cross-section of applicants might be obtained. It is Comcast’s policy to afford equal employment opportunity to qualified individuals regardless of their race, color, religion, sex, national origin, age, non-qualifying physical or mental handicap, and to disabled veterans, and to conform to laws and regulations applicable thereto.

SECTION XIV

REPRESENTATIONS AND WARRANTIES

Vendor represents and warrants that (i) the execution, delivery and/or performance of this Agreement or any Statement of Work will not conflict with or result in any breach of any provision of the charter, by-laws or other governing instruments of Vendor or any agreement, contract or legally binding commitment or arrangement to which Vendor is a party, and (ii) Vendor is not subject to any limitation or restriction (including, without limitation, non-competition, and confidentiality arrangements) that would prohibit, restrict or impede the performance of Vendor's obligations under this Agreement or any Statement of Work. If any of the foregoing representations or warranties should prove untrue, Vendor shall be deemed in material breach of this Agreement.

Comcast warrants and represents that at no time during the Term of this Agreement will the use of any services, information, materials, techniques, or products directly provided by Comcast infringe upon any third party's patent, trademark copyright, or other intellectual property right, nor make use of any misappropriated trade secret. No statements contained in any written information furnished to Vendor by or on behalf of Comcast in connection with this Agreement contain any untrue statement of a material fact or omit any material fact necessary to make the statement not misleading.

NEITHER PARTY HEREBY MAKES, AND BOTH PARTIES HEREBY DISCLAIM, ANY AND ALL OTHER EXPRESS AND/OR IMPLIED WARRANTIES, INCLUDING, BUT NOT

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LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NEITHER PARTY WARRANTS THAT TECHNOLOGY IT PROVIDES THE OTHER PARTY IN CONNECTION WITH THIS AGREEMENT WILL BE UNINTERRUPTED, ERROR-FREE, OR COMPLETELY SECURE.

SECTION XV

MISCELLANEOUS
15.1        Assignability. This Agreement is fully assignable by Comcast, provided, however, that Vendor will be able to give **** days notice of termination. Vendor acknowledges that Vendor has been selected to participate in Comcast’s call handling program after evaluation by Comcast of Vendor’s financial stability and reputation in the business community, as well as the individual abilities and reputation of Vendor’s management and work force. **** In the event of any assignment or transfer, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their authorized successors and assigns.

15.2    Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

15.3    Severability. In the event any provision of this Agreement and/or Statement of Work is held to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement and/or Statement of Work shall otherwise remain in full force and effect and be enforceable.

15.4     Force Majeure. Neither party shall be responsible for any delay or failure in performance of any part of this Agreement and/ or any Statement of Work to the extent such delay or failure is caused by any force majeure condition, including, but not limited to, act of God, labor dispute, strike or government requirement. If any such condition occurs, the party delayed or unable to perform shall promptly give notice to the other party, and, among other remedies, the affected party may, at its discretion, extend the term of this Agreement up to the length of time the condition has endured.

15.5    Waiver. The failure of either Party to enforce at any time any provision of this Agreement and/or any Statement of Work, or its failure to exercise any option that is herein provided, or its failure to require at any time performance of any provision herein by that Party shall in no way affect the validity of, or act as a waiver of, this Agreement and/or any Statement of Work, or any part thereof, or any right of that Party thereafter to enforce it.

15.6    Amendment and Modification. Except as provided in this Agreement, any amendment or modification of any provision in this Agreement, including modification of any Statement of Work attached hereto, will not be effective unless the amendment or modification is in writing and signed by both parties, and such amendment and modification shall be enforceable by its terms when signed by both parties.

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15.7     Governing Law. This Agreement shall be governed and construed in all respects in accordance with the laws of the State of New York. The parties agree that any controversy or dispute arising out of or relating to this Agreement shall be settled by binding arbitration in New York, NY, in accordance with the rules of the American Arbitration Association then in force. The arbitration shall be governed by the United States Arbitration Act, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof

15.8     Notices. All notices required or permitted hereunder shall be in writing and addressed to the respective parties as set forth below, which may from time to time be modified, and such notice shall be delivered by hand or by registered or certified mail, postage prepaid.

If to Comcast:	Comcast Attention: Sr. Vice President of Customer Service 1500 Market St. Philadelphia, PA 19102
with a copy to:	Comcast Cable Communications Management, LLC 1500 Market St. Philadelphia, PA 19102 Attn: General Counsel, Cable Legal
If to Vendor:	Rainmaker Systems Inc. Legal 900 E Hamilton Ave., Ste 400 Campbell, CA 95008
with a copy to:	________________________ ________________________ Attention: _______________

15.9     Entire Agreement. This Agreement, together with any Statement of Work, recitals and all exhibits incorporated therein by reference, constitutes the entire agreement of the parties hereto and supersedes all prior representations, proposals, discussions and communications, whether oral or in writing.

15.10 Captions and Headings. The captions and headings of this Agreement are for convenience and reference only and in no way define, limit, or describe the scope or intent of this Agreement or any portion thereof, nor affect it in any way the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMCAST CABLE COMMUNICATIONS MANAGEMENT, LLC	RAINMAKER SYSTEMS, INC.
BY: /s/ Peter Kiriacoulacos	BY: /s/ Timothy Burns

NAME: Peter Kiriacoulacos	NAME: Timothy Burns

TITLE: Chief Procurement Officer	TITLE: Chief Financial Officer

DATE: April 9, 2012	DATE: March 21, 2012

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EXHIBIT A: STATEMENT OF WORK

Statement of Work #2
between
Rainmaker Systems, Inc.
and
Comcast Cable Communications Management, LLC

Business Class Signature Support (BCSS)

June 1st, 2012

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This Statement of Work #2 (“SOW”) is between Rainmaker Systems, Inc. and any of its operating subsidiaries and affiliates providing services to Comcast (“Vendor”) and Comcast Cable Communications Management, LLC and any of its operating subsidiaries and affiliates that receive services from Vendor (“Comcast”). This SOW sets forth the terms and conditions under which Vendor shall provide specific services and Comcast shall receive and pay for such services as well as the parties’ respective duties and obligations and shall otherwise govern the provision of services by Vendor to Comcast. This SOW incorporates and is governed by the terms and conditions contained in the Master Services Agreement dated March 21, 2012, as amended (the “Agreement”), by and between Comcast and Vendor.

In the event and to the extent of a conflict between the Agreement and / or any SOW, the following shall govern in the noted order:

1)	SOW

2)	Agreement

Except where otherwise defined herein, the defined terms in the Agreement shall have the same meaning in this SOW.

1.TERM

This SOW shall commence on June 1st 2012 (“SOW Effective Date”) and continue until December 31, 2014, unless terminated sooner in accordance with the provisions of the Agreement and/or SOW (“SOW Initial Term”). Upon the mutual written agreement of Comcast and Vendor through the Change Management process described herein, the term of this SOW may be extended beyond the SOW Initial Term.

2.DESCRIPTION OF SERVICES

For purposes of this SOW, the “Services” shall mean the services provided by Vendor under this SOW. Services may be provided by Vendor or any affiliate of Vendor.

2.1 Vendor Obligations

Included Vendor Service Offerings:
The following Vendor Service Offerings are included as part of this statement of work:

•	Sales Center – Inbound and Outbound telephone Calls

•	Sales Center – Inbound and Proactive Chat

•	Sales Center – Inbound Billing Calls

•	Sales Center – Inbound Retention Desk

•	GrowCommerce SaaS Sales Platform with integrated chat and telephone support
2.1.1 Sales Center

a)
Vendor shall establish and maintain a sales call center (“Sales Center”) with a trained full-time staff (“FTE”) to sell and support Comcast’s Business Class Signature Support (“BCSS”) sales offerings as further described in Sections 2.4 and 2.5 below (including but not limited to subscriptions offerings, one-time service offerings) (each, a “SKU” or “Sales Offering”)

b)	In such manner and at such times as the parties may agree in a Change Management Form

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to this SOW (but in no event on less than **** days’ prior notice), such sales call center shall also sell other additional BCSS SKUs. Staffing for such sales call center shall be maintained in accordance to the service level agreements outlined in the Service Level Terms attached as Attachment A, incorporated herein.

c)
In addition to selling to Comcast customers transferred from Comcast customer service, Vendor’s sales group shall be equipped to take inbound leads generated from Comcast marketing and other lead generation channels.

d)
Vendor will make follow-up outbound-targeted calls to specific segments (ie. employee size, vertical industry) of the BCSS customer base. Vendor will follow outbound contact rules jointly agreed in writing by both parties.

2.1.1.1 Sales Center: Inbound/Outbound Telephone Calls
The following describes the characteristics of all Sales Center Service Offerings included in this agreement. This includes Sales Centers for both inbound and outbound telephone calls.

•	Vendor will provide Sales Center facility with automated call distribution (“ACD”)/integrated voice response (“IVR”) as required to appropriately support and route inbound telephone traffic.

•	Vendor will staff Sales Center with personnel trained to handle types of customer interactions described in Section 2.5, including telephone and live chat interactions (“Sales Agents”).

•	Vendor will staff Sales Center with personnel trained on Comcast’s product and service offerings covered in Section 2.5.

•	Vendor will perform sales calls and sales chat interactions with Sales Agents located in United States.

•	****

•
Data entry required to enter the sales transactions into Comcast and its 3rd party vendor systems will be performed by Vendor Sales Agents or FTE dedicated to billing (“Billing Specialist”) in real time either manually or via an Application Program Interface (“API”) that is mutually agreeable to both the Vendor and Comcast

•
Vendor will staff the Sales Center, taking inbound telephone calls and chat requests according to the following coverage schedule which will require a mutually agreed upon Change Management Form to modify:

◦	Agents will be available to answer sales calls **** local to the customer’s time zone. Coverage times may be adjusted subject to a mutually agreed upon written change order.

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Territory	Avail Date
Northeast	7/9/2012
Central	9/24/2012
West	11/12/2012

◦	Inbound leads generated outside of agreed coverage hours will be sent to Support.com.

◦	Comcast will ensure hours of operation are clearly identified on the Comcast Business Class Signature Services web-pages near the chat and telephone contact widgets.

2.1.1.2 Sales Center: Inbound and Proactive Chat
Vendor will provide inbound chat services to Comcast from any online property approved by Comcast, including BCSS marketing landing pages, HTML emails, or BCSS online storefront. Vendor will provide Comcast with (1) hosted technology and, (2) live inbound Sales Agents.

•
Vendor will provide hosted chat functionality via a widget placed by Comcast on the Business Class Signature Support microsite and at Comcast’s discretion on the Business Class customer facing web pages or Business Class web portals.

•	Comcast will integrate the widget and widget placement into the appropriate Business Class web pages and will review with the Vendor prior to implementation.

2.1.2 Grow Commerce SaaS Platform and Support
The following describes the characteristics of the GrowCommerce SaaS Sales Platform Service Offering included in this SOW. The GrowCommerce Platform will support customer-entered sales via BCSS Microsite.

•
Comcast will design, implement and host the BCSS Microsite that will incorporate the basic shopping cart functionality of the GrowCommerce platform (See Attachment B, Grow Commerce Standard Functionality).

•
Comcast Business Class web pages and portals will also have integrated widgets for Live Chat and Telephone Contact features that link the customer to Vendor chat or telephone Sales Agents at Comcast’s discretion.

•	Comcast will provide payment gateway and associated merchant account required for the Grow Commerce Platform to accept payments for Single Use Solutions.

•
Data entry required to enter the sales transaction into Comcast and 3rd Party Vendor systems will be performed by Vendor provided Sales Agents or Billing Specialists in real time either manually or via an Application Program Interface (API) that is mutually agreeable to both the Vendor and Comcast

•	If additional functionality is required outside of the standard Grow Commerce Functional Specifications, a mutually agreed Change Management Form will be required.

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2.1.3 BCSS Related Retention/Save Desk
Vendor shall establish and maintain a retention group either through dedicated FTE staff or by up-skilling existing or new staff to be used intermediately as retention staff (“Retention Agents”).

a)
Vendor Retention Agents will be responsible for retaining Comcast customers from direct inbound calls and from transfers from Comcast Customer service, BCSS Sales agents, and BCSS Service Delivery agents.

b)	Staffing for the Retention Agents shall be maintained in accordance to the service level agreements outlined in the Service Level Terms attached as Attachment A, incorporated herein.

c)
The Vendor will be responsible for establishing key performance indicators (“KPIs”) that encourage Retention Agents to retain customers. Comcast will evaluate these KPIs and their effectiveness within **** of Vendor establishment of the retention group. Changes to KPI’s will be mutually agreed by both parties via a Change Management Form.

2.1.4 Billing Inquiries (Customer Administration)

a)	Vendor will provide a billing customer administration service for BCSS customers that require changes to services outlined in Section 2.5 Service SKUs.

b)	Billing inquiries related to Comcast Business Class core services (Voice, Video and High Speed Data) will be transferred to Comcast billing department for resolution

2.1.5 Billing
To the extent Vendor receives sales orders over the phone or online directly from Customers to be paid by credit card, Vendor will process such orders on Comcast’s behalf using a mutually agreed Comcast merchant account through a Comcast designated the Payment gateway and the Comcast Biller platform, when that option becomes available, which provide tracking of credit card purchases authentication, refunds and other charges or credits. Vendor does not anticipate any credit card transaction fees throughout the term of this SOW since all transactions will go through Comcast Biller or Comcast Merchant Account. If under any circumstances Vendor accrues credit card transaction fees then payment of those fees is Vendor’s responsibility.

Comcast has legal liability for exercising due diligence over sales tax collections in all US jurisdictions.  Vendor will provide sales tax compliance controls which meet Comcast’s approval.  Vendor will supply ongoing auditable access to tax compliance software.

2.2 Launch Date
The “Launch Date” will be July 9, 2012. The parties acknowledge that Vendor’s obligation to meet the Launch Date is dependent on the good faith efforts of both parties, including the timely provision (as needed) by Comcast of its applicable inputs and approvals as specified in this SOW.

2.3 Territory
The “Territory” for the Services shall be the Comcast national footprint as well as additional zip codes within the continental United States and Canada to be provided by Comcast and mutually agreed upon by the parties within 90 days following the Launch Date. The Services will be provided in English. Following the Launch Date, at such times and in such manner as the parties will mutually agree via a signed Change Management Form, Vendor shall provide Services in Spanish as well as English. The parties shall enter into a Change Order reflecting this change or any other change in Territory prior to such change becoming effective.

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2.4 Target Market
For Comcast Business Class customers with fewer than **** employees (“Very Small Businesses”), the following Vendor Service Offerings will be utilized:

•	Sales Center – Inbound Telephone Calls

•	Sales Center – Inbound Chat

•	GrowCommerce SaaS Sales Platform with integrated chat and telephone support
For Comcast Business Class customers with **** or more employees (“Small Businesses”), the following Vendor Service Offerings will be utilized:

•	Sales Center – Inbound Telephone Calls

•	Sales Center – Outbound Telephone Calls

•	Sales Center – Inbound Chat

•	GrowCommerce SaaS Sales Platform with integrated chat and telephone support
The parties may mutually agree through a Change Management Form to modify the definitions of Very Small Businesses and Small Businesses and the Service Offerings, methods and processes offered and used with each class.

2.5 Service SKUs
The SKUs to be sold by Vendor fall into three categories: (1) Subscription Plans SKUs, (2) Single Use Solutions and (3) Bolt-On Services. Bolt-On Services can only be purchased if the customer first purchases either a Subscription Plan or Single Use Solution. The following list of BCSS Service Offerings will be sold by Vendor on behalf of Comcast as part of this agreement.

Product Category	Product Name (SKU)	Retail Price
Subscription Plans	Essentials	$29.95 per user per month
	Preferred	$39.95 per user per month
	Premier	$49.95 per user per month
	Premier for Server	$199.95 per server per month
Single Use Solutions	Solve	$179.95 each
	Set-Up	$149.95 initial Workstation/PC
	Set-Up	$49.95 each additional computer
Bolt-On Services:	Each Additional 1 Hour of Onsite Service	$119.95 One-Time Fee
	Expedited Onsite Service	$79.95 One-Time Fee
	New PC Setup or PC to PC Migration	$29.95 One-Time Fee
	Cloud Back-up Add-on	$5.95 One-Time Fee
	Windows Server Installation	$299.95 One-Time Fee
	Mac Server Installation	$799.95 One-Time Fee
	Data Migration Service	$199.95 One-Time Fee
	Expedited Depot Service - Warranty Repair	$200.00 One-Time Fee
	Warranty Service Deductible	$75.00 One-Time Fee
	Same Day Onsite Service	$149.95 One-Time Fee

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◦	Comcast will provide to Vendor required information that needs to be captured with each purchase.

◦	The SKUs above may be changed by Comcast from time to time. Rainmaker will be informed of changes in writing.

◦	Vendor will take orders only via the telephone for Single Use Solutions and Bolt-On Services.

2.6 Customer Interactions and Transactions

Sales Interactions Supported
The types of customer interactions and transactions are included in the scope of this agreement are as follows:

Customer Interaction/Transaction Types	Sales Center Telephone	Sales Center Chat	Grow Commerce Sales - Online	Retention Save Desk Telephone	Billing Specialist Telephone
BCSS subscriber service request	Supported - Transferred to Service Delivery*	Not Supported	Not Supported	N/A	N/A
New sale of subscription plan	Supported	Supported	Supported	Supported	Supported – Transfer to Sales Center*
New sale of single-use solution	Supported	Supported	Supported	Supported	Supported – Transfer to Sales Center
Customer upgrade of subscription plan level	Supported	Supported	Not Supported	Supported	Supported – Transfer to Sales Center
Customer downgrade of subscription plan level	Supported – Transfer to Retention Desk	Supported - Transfer to Retention Desk	Not Supported	Supported	Supported – Transfer to Retention Desk
Change to existing subscription plan (new laptop) or migration of plan to a new user	Supported – Transfer to Retention Desk	Supported - Transfer to Retention Desk	Not Supported	Supported	Supported – Transfer to Retention Desk
Cancel existing subscription plan	Supported – Transfer to Retention Desk	Supported - Transfer to Retention Desk	Not Supported	Supported	Supported – Transfer to Retention Desk
Customer add computer to One-Time Tech Set-up	Supported	Supported	Supported	Supported	Supported – Transfer to Sales Center
Change to existing single-use solution (reschedule)	Supported – Transfer to Service Delivery	Not Supported	Not Supported	Not Supported	Not Supported
Cancel existing single-use solution	Supported – Transfer to Retention Desk	Supported – Transfer to Retention Desk	Not Supported	Supported	Supported – Transfer to Retention Desk
Customer move physical location	Supported – Transfer to Billing Specialist	Supported – Transfer to Billing Specialist	Not Supported	Supported – Transfer to Billing Specialist	Supported

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Customer change to name, billing address or other account information	Supported – Transfer to Billing Specialist	Supported – Transfer to Billing Specialist	Not Supported	Supported – Transfer to Billing Specialist	Supported
Billing dispute to existing subscription plan	Supported – Transfer to Billing Specialist	Supported – Transfer to Billing Specialist	Not Supported	Supported – Transfer to Billing Specialist	Supported
Billing dispute to existing single-use solution	Supported – Transfer to Billing Specialist	Supported – Transfer to Billing Specialist	Not Supported	Supported – Transfer to Billing Specialist	Supported
Customer order or service request status inquiry	Supported – Transfer to Service Delivery	Supported – Transfer to Service Delivery	Not Supported	Supported – Transfer to Service Delivery	Supported – Transfer to Service Delivery

* “Transferred to Service Delivery” means Sales Agents shall warm transfer customers to Comcast’s third party service delivery agent, as directed by Comcast.
** “Transferred to Sales Center” means Sales Agents shall warm transfer customers to Comcast’s sales support center, as directed by Comcast.

Vendor will support bolt on SKUs only by phone.

2.6 Sales Process

2.6.1 Subscription sales process

Subscription offerings may be transacted in several different channels. For all sales that occur via Vendor phone sales, Sales Agent will:

•	Take Inbound Call or Inbound Chat

•	Qualify Customer needs

•	Look up customer record in ****

•	Look up customer record in the Comcast Billers

•	Present options with a specific recommendation on the best / most appropriate service

•	Verbal approval or e-Sign of contract terms and conditions provided by Comcast

•	Transact the order in Comcast biller system and leave notes summarizing the experience in real time, during or immediately following a completed sales transaction.

•	Transfer the Customer to the Service Delivery Vendor when the customer has an immediate need.

•	If Customer call is outside of scope of the program (a “misdirected call”), transfer the Customer back to Comcast following a transfer process defined by Comcast.

•
Within 48 hours of contract verbal acceptance, Vendor will formulate an email with contract specifics and in lieu of a signature send customer notification with reference ID, unless otherwise directed by Comcast.

Any changes to the sales processes above will require a mutually agreed Change Management Form.

2.6.2 Remote Incident sales process

For all one-time remote service offerings, Vendor’s Sales Agent will:

•	Take inbound call, inbound chat

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•	Qualify Customer needs

•	Look up customer record in ****

•	Look up customer record in the Comcast Billers

•	Verbal approval or e-Sign of contract terms and conditions provided by Comcast

•	Transact an order in **** or engage an API to provide the Service Delivery Vendor an entitlement record.

•	Leave a notation on the customer’s Comcast Biller account summarizing the experience and what was sold

•	Transfer the Customer to the technician for service delivery

•	If Customer call is outside of scope of the program (a “misdirected call”), transfer the Customer back to Comcast following a transfer process defined by Comcast.

Any changes to the sales processes above will require a mutually agreed Change Management Form.

2.6.3 Onsite Incident sales process

For all one-time onsite service offerings or one-time office setups, Vendor’s Sales Agent will:
Take inbound call, inbound chat

•	Qualify Customer needs

•	Look up customer record in ****

•	Look up customer record in the Comcast Billers

•	Verbal approval or e-Sign of contract terms and conditions provided by Comcast

•	Leave a notation on the customer’s Comcast Biller account summarizing the experience and what was sold

•	All Onsite offers and appointment setting will be processed through Onsite Service Delivery Vendor’s Scheduling system.

•	Establish fulfillment of the onsite work

◦
For Onsite services, customer will have an appointment time scheduled by the Sales Agent in the Onsite Service Delivery Vendor CRM and the information will be sent to the Onsite Service Delivery Vendor. A note indicating the sale will also be made in the Comcast Billing systems

◦	Warranty Protection Plans will be transferred to Support.com for initial diagnostics.

•	For one-time setup SKU, Vendor sends notification to **** with customers desired appointment date/time. No confirmation from **** is required.

•	If Customer call is outside of scope of the program (a “misdirected call”), transfer the Customer back to Comcast following process defined by Comcast.

•	By a mutually agreeable process on a date of Comcast’s specification, Vendor will refer out-of-scope service requests to a 3rd party.

Any changes to the sales processes above will require a mutually agreed Change Management Form.

2.7 Minimum Requirements for Delivery of Remote Services

The following minimum system requirements apply to all customer systems as a prerequisite for delivery of Services to such customer. Vendor may not sell to any customer prior to verifying the following:

a)	Computer must be running Windows XP, Vista, Windows 7 or Mac OS 10.5 or above.

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b)
Computers must have a minimum 256MB of RAM for basic service. For any services requiring installation of software or connections to peripheral devices, the manufacturer’s minimum system requirements also must be met.

c)
For all services that entitle support for peripherals (i.e. printer, camera, digital music players, etc.): The Customer must have all necessary cables for attaching the computer to the peripheral. The peripheral must be in good working order. Peripherals must be unboxed with all parts readily available.

d)	Customer must have the required login information to gain Internet access and administrator level access to the computer and devices for which the services are being provided.

e)
The computer must have working High-Speed Internet access and must be able to connect to the Internet. If the customer cannot initiate and maintain an Internet connection, the customer can only be sold an onsite incident outlined in 7.2.3. 7.1.6 Services must be provided to residential Customers for personal use pursuant to a Comcast Terms of Service, which includes mutually agreed acceptable use policies.

f)
In the case of Services that are subscriptions, Customer computers must have and maintain valid and up-to-date anti-virus software installed during the subscription period, and Customers must also agree not to remove the Support.com Desktop Agent during the subscription term.

2.8 Pricing

2.8.1 Service Offering Fees.

Vendor will invoice and Comcast will pay fees (“Sales Fee”) for SKUs that are sold to customers by Vendor according to the table outlined below. All prices are stated in U.S. dollars.

The following terms are defined as set forth below:

“Initial Term” means the 12 month period commencing on the date a customer purchases its first Subscription SKU for one or more users (“Commencement Date”). In the event additional users are added during the Initial Term, the expiration date for all users will be the date 12 months following the Commencement Date for the first user.

“Qualifying Subscription” are those customers accounts or users that are (a) sold by a Vendor Sales Agent or through Vendor provided ecommerce/chat widgets and (b) at the end of the 2nd Comcast fiscal month following the month of the sale, are still “active.” For the purposes of this paragraph, “active” means the Customer subscription has not been terminated or suspended for lack of payment, and the Customer remains entitled to the same or upgraded subscription SKU services.

“Retail Price” means the retail price as shown in the chart in Section 2.5

“Renewal Term” means the 12-month term that automatically commences upon expiration of the Initial Term, unless terminated in accordance with the agreement between Comcast and its customer.

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Offering	Sales Fee*
Subscription

****% of the Retail Price of the 1st month of the Initial Term through June 30th 2013.

Commencing July 1 2013 sales fee will change to **** % of the Retail Price of the 1st month of the Initial Term.

PLUS

** ****% of the Retail Price in the month the subscription is renewed

4

Single Use Solutions And Bolt-On Solutions	****% of the standard (non-promotional) Retail Price of the SKU net of standard XSS subscriber discounts, if any, applicable to the SKU

* Sales Fees for Subscriptions are paid only on Qualifying Subscriptions.
** The ****% commission will be paid only if customer’s subscription renews for the first Renewal Term and at the end of the 2nd Comcast fiscal month following the month of the renewal, are still “active.”.
**** In the event this SOW is terminated for any reason in the first 12 months, Vendor shall not be eligible for the ****% commission. If the SOW is terminated at any time beyond the first 12 months, Vendor will be eligible for the ****% commission for any Subscriptions that Renew within ****months of termination of this SOW.

Sales Fees are only paid for Offerings resulting from a direct offer from a Sales Agent to customer that is closed by that Sales Agent and/or closed through any use of Vendor provided ecommerce/chat widgets. Vendor will not earn any Sales Fees for sales of products not directly resulting from Sales Agent or ecommerce/chat widget offers. Comcast may enter into national agreements with customers during the term (“National Accounts”). Vendors ability to sell to these National Accounts shall be at Comcast’s discretion and subject to a written addendum to this SOW.

2.8.4 Retention Agent Fees

Comcast will pay U.S. based Retention Agent at rate of $**** per productive hour for 100% of the productive hours through June 20th 2013.

2.8.5 Billing Specialist Fees

Comcast will pay Billing Specialists a set rate per productive hour based on agent location. $**** per productive hour for US based agents and $**** per productive hour for Manilla based agents.

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2.8.6 Setup Fees

Comcast will pay vendor a one-time fee (“NRE”) of $**** to cover Vendor’s costs associated with integrating with the Comcast billing system and the GrowCommerce SaaS Sales Platform.

2.8.7 Training Fees

Comcast will pay the Applicable Rate per hour for up to **** of initial new hire training for new FTE joining the program, provided such training and the FTE included in are pre-approved by Comcast.

The Applicable Rate is set forth below for each type of FTE:

U.S. Call Center FTE
Sales Agents = $**** per hour
Retention Agents = $**** per hour
Billing Specialist = $**** per hour

Manila Call Center FTE
Billing Specialists = $****

Once on staff, if Comcast mandates more than **** minutes of off phone time during a calendar week, Comcast will pay the applicable training rate above for additional time over **** minutes.

2.8.8 Upfront Fees

Comcast will pay Vendor **** up-front payments of $****, payable in **** (“Up-Front Payments”). As Vendor invoices Comcast for Sales Fees, such amounts will first be deducted from these Up-Front Payments. Notwithstanding the foregoing, in the event Vendor has not earned Commissions equal to $**** before the next Up-Front Payment is due, the next Up-Front Payment made by Comcast shall be reduced by the amount remaining of the previous Up-Front Payment. By way of example only, if Comcast pays Vendor $**** in ****, but Vendor only earns $**** of Commissions by ****, Comcast shall owe Vendor only $**** as the **** Up-Front Payment.

2.9 Invoicing

Vendor shall prepare invoices on a fiscal month end basis based on the Net Sales (Subscriptions or Single Use/Bolt-on) each month based on the Service Sales fees outlined in Section 2.8.1. Invoicing will be based on a Comcast Fiscal period (22nd to 21st). Invoices shall reflect the charges as incurred monthly and shall be provided within **** business days post the close of the fiscal month. ****
Payments owed by Comcast for training or retention and billing specialists, as set forth in Section 2.8, will be billed monthly in arrears.

Invoices shall be provided to Comcast consistent in detail and categorization as the Final Forecast supplied by Vendor.

****

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2.10 Wind Down Assistance

In the event this SOW expires or is terminated, unless the parties otherwise agree in writing, Vendor agrees to provide Comcast with up to **** wind down assistance as requested by Comcast in order for Comcast to orderly transition to another sales support provider. The parties shall execute a mutually agreeable SOW describing the transition services Vendor shall provide during the transition period. The rates charged by Vendor for such services shall be in accordance with the rates set forth in Section 3.2 of the Agreement. Vendor’s obligation during any transition period may include, but not be limited to, providing transition messaging to Comcast customers and assisting in transferring customer data. During the **** of the wind down period, Comcast shall not reduce the Forecasted number of calls by more than ****% of average Forecast over the previous **** months (the “Locked Average”). During **** of the wind down period Comcast shall not reduce the Forecasted number of calls by more than ****% of the Locked Average. During **** of the wind down period, Comcast shall not reduce the Forecasted number of calls by more than ****% of the Locked Average.

2.11	Termination for Convenience by Rainmaker
If an officer of Vendor certifies in writing to Comcast that continuation of the Program Description will result in a net loss over the term of the Agreement, the parties shall meet to negotiate a revised Sales Fees. In the event that parties cannot agree on a revised Sales Fee schedule, Vendor has the right to terminate this Agreement upon **** prior written notice to Company

2.12 Contacts

2.12.1 Comcast Address to which Notices/Invoices Should be Delivered

Comcast
One Comcast Center
Philadelphia, PA 19103
Attn: Dan Herscovici, Vice President, New Business Strategy and Development

With a copy to:

Comcast
One Comcast Center
Philadelphia, PA 19103
Attn: Cable Legal – Operations

2.12.2 Vendor Address to which Notices Should be Delivered

Rainmaker Systems, Inc.
900 East Hamilton Ave., Suite 400
Campbell, CA 95008
Attn: Nicole Mason

3.0TRAINING

3.1    Initial and/or New-Hire Training

Unless otherwise mutually agreed in the SOW, Vendor will provide training using mutually agreed upon curriculum as applicable to the SOW for each new-hire CSR that will handle the contacts identified under the applicable SOW. For such CSRs to be eligible to be placed in the production

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environment to handle live calls and/or contacts, such CSRs must meet or exceed ****% on the Training certification test(s) administered by Vendor’s training department (“Pass Requirement”). Vendor may elect, in Vendor’s sole discretion, not to retrain or retain any CSRs who do not successfully complete the training program or meet the Pass Requirement. ****.

3.2    Continuing Education Training

For any training that Comcast requests Vendor to perform because of changes to Comcast products and services or changes to Comcast policies and procedures or refresher training (collectively “Continuing Education Training” or “CET”), Comcast will make such request to Vendor in writing in the locked forecast process noted in the Forecasting Section. The parties will mutually agree upon the length and substance of the training. Types of refresher training may include but is not limited to subjects related to quality reviews, customer support, call handling, product knowledge, system navigation, sales tactics, and customer service. However, in the event any training arising from any changes to the program by Comcast reasonably will require more than **** minutes of training in a given fiscal month, upon the prior written consent of Comcast, Comcast will pay for necessary training for Vendor employees on new processes, procedures, products or programs beyond the initial **** minutes at the rate of:

U.S. Call Center FTE
Sales Agents = $****per hour
Retention Agents = $**** per hour
Billing Specialist = $**** per hour

Manila Call Center FTE
Billing Specialists = $****

Share rates shall apply only if Vendor employees have successfully completed initial training and have satisfactorily been performing Services under this SOW for not less than **** days.

3.3    Remedial Training

“Remedial Training” is defined as training directed toward a specific CSR who has passed the certification test but does not know or has difficulties understanding the material in the live environment and so, it is to reinforce the training program for that specific CSR. Remedial Training does not include CET. While a CSR is in Remedial Training, Vendor will not charge Comcast the Agent Worked Hour Rate nor any training charges for the specific CSR for the time such CSR is in Remedial Training.

3.4    Train the Trainer

Vendor, with the reasonable assistance of Comcast, shall create “train the trainer” sessions. Upon prior approval of Comcast of such sessions, Comcast agrees to conduct “train the trainer” sessions for Vendor trainers utilizing Vendor’s training curriculum at a pre-determined and mutually agreed-upon location(s) to Vendor’s designated trainers. Comcast shall provide up to **** training sessions per year at Vendor’s expense for its own trainers and with no less than **** trainers required to attend each session. Any additional train the trainer sessions Comcast and Vendor will share the expense mutually.

Vendor trainers must go through Comcast certification process when training is conducted by Comcast or a Comcast approved master trainer at Vendor’s site. Vendor trainers must also complete

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an annual recertification program. The parties will mutually agree to the length of the certification and recertification process and the party who will administer the test. For avoidance of doubt, Comcast will pay the Agent Worked Hour Rate for the trainers while attending the certification and recertification training. Vendor will utilize only those trainers who have been certified through the Train the Trainer program provided by Comcast.

Vendor’s certified trainers will deliver CSR training sessions and training materials to CSRs in Vendor’s facility.

Comcast may request Vendor to develop training curriculum materials, which shall not include any Vendor Works, to support the Comcast provided training curriculum and any such development request will be handled pursuant to the Change Management process.

3.5    Cultural Training (CCT) (For offshore agents only, if applicable)

Cultural training shall be added to the Initial / New Hire Training program for CSRs located outside of the U.S. and Canada. Unless otherwise stated in a SOW, the number of hours per CSR for cultural training, if applicable, will be **** hours in the Philippines. ****, and CCT training, if applicable, will be addressed in the forecasting process outlined in Section 4. Any CSRs that have already taken and passed Vendor’s CCT are not required to re-take CCT.

3.6    Training Curriculum

Each Program will have a designated new hire training curriculum. Vendor must not forgo any aspect of Comcast specific training unless Comcast agrees and provides written approval, which approval shall not be unreasonably withheld or delayed.

Comcast requires current curriculum materials be used. Facilitator guides and participant guides, including job aids and personnel handbooks, must be ordered from Comcast’s approved content provider. Vendor will be responsible for the cost of printing and distributing the materials. Each class participant must have his or her own participant guide and each facilitator must have his or her own facilitator guide. Most current version of materials must be used. It’s the responsibility of the vendor to ensure these materials are ordered in time for start of the training class.

3.7    Training Communication

If and when applicable, Vendor will provide a monthly training plan to Comcast outlining estimated training plans in all categories including Initial / New Hire, Continuing Education Training and Remedial Training, if any.

3.8    Attrition Training

From time to time CSRs may leave a Program, and that is referred to as “Attrition.” Depending on a number of factors, for example, expected contact volume; Vendor may or may not replace such CSR. If Vendor decides to replace such CSR then such replacement will go through training (“Attrition Training”). ****.

3.10    Emergency/Flexible training

Emergency/Flexible Training, defined as reduced or specific training designed to expedite CSRs for a particular Line of Business. Both parties agree that there are situations, driven by unforeseen volumes and/or circumstances, in which additional capacity is required quickly.  The parties agree

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to determine how new hiring training can be reduced in order to provide fast, flexible, and effective staffing for rapid increase in call or chat handling capacity with shorter cycle times than agreed upon standard curriculum will allow.

These situations will be worked on an as-needed basis via the Change Management process.

3.11    Vendor Training Tools
When performing training under a SOW, Vendor may utilize its proprietary internal learning tools and methods as approved by Comcast (such approval not to be unreasonably withheld or delayed), which may include Vendor’s simulations and automation technology. Vendor can utilize Comcast’s training platforms. including Cable Country, for all new hire and cross training and up training assessment methods and tools, at no cost to Vendor, and will provide mutually agreed upon documentation that confirms that each CSR providing the Services has successfully completed the training for the particular SOW and have passed the training certification test as described in Section 3.4 above.

3.12    Comcast Monitoring of Vendor Training Session

Upon advance notice from Comcast and subject to Vendor’s security and privacy policies and procedures, Comcast shall have the option to attend and monitor Vendor training sessions with respect to training pursuant to this SOW. Each Vendor will create, with Comcast approval, the course curriculum, length of training, and training calendar required for the specific Services and any other training related terms and conditions as the parties deem applicable.

3.13    General Training Process
If Comcast requests any additions, deletions, enhancements or other modifications to the training set forth in the SOW such requests will be handled pursuant to the Change Management process.

4.0Forecasts

4.1	Forecast Process

Comcast will develop a forecast for the Services (described below, for example: 12-Month Outlook, 90 Day Forecast, 60 Day Forecast, etc.) to support the proper planning of the infrastructure required to support the Services (individually or collectively, as applicable, “Forecast(s)”). Comcast will send such Forecasts to Vendor via email.

After the 12-Month Outlook (defined below), each Forecast will include the following data, for each day for the applicable fiscal month (i.e., 22nd – 21st of the applicable month): expected call/contact/FTE volumes; average handle times (in seconds) of such calls and/or contacts; and any other information which would be relevant for Vendor to provide the Services in accordance with the SOW (the “Forecast Information”).

Additionally, items requiring planning above the monthly Forecast (e.g., Cross Training, Up Training, or Comcast requested focus groups etc.) will need to be identified with the received Forecast

12 — Month Outlook:

Comcast’s team will deliver a 12 – month Forecast annually on or before December 1st and such annual Forecast will be used by Vendor for staff and location planning purposes and to plan ramp projections and planning outlooks for offshore FTEs only (“12-Month Outlook”). Such plan ramp projections are critical for offshore ramps larger than ****% increases over any **** month periods. The 12-Month Outlook will consist

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of expected call or chat/contact/FTE volumes, average handle times (in seconds) of such calls or chats and/or contacts, applicable Public Utility Commission (“PUC”) requirements and any other information which would be relevant for Vendor to provide the Services in accordance with the SOW. The 12-Month Outlook does not in anyway represent a commitment by Comcast or Vendor with regard to call/contact volumes and/or staffing requirements but Comcast will use best efforts to provide, based on what Comcast knows at that time, a reasonably accurate view of Forecast Information for the next 12 months for Vendor’s staff and location planning purposes.

Comcast will deliver interval-based forecasts for each of the Lines of Business as follows:

a.	90 — Day Forecast:

One month prior to the start of each fiscal month, Comcast will provide a ninety (90) day rolling forecast, which includes the Forecast Information for the next 90 days (“90 Day Forecast”). For example, the forecast period of May 22-June 21, the 90 Day forecast would be provided on February 22nd for the 90 days from February 22nd through June 21st.

On the first business day following Vendor’s receipt of the 90-Day Forecast, Vendor will acknowledge receipt of such 90 Day Forecast.

b.	60 — Day Forecast:

One month prior to the start of each fiscal month, Comcast will provide a sixty (60) day rolling forecast, which includes the Forecast Information for the next 60 days (“60 Day Forecast”). For example, the forecast period of May 22-June 21, the 60 Day Forecast would be provided on or before March 22nd for the 60 days from March 22nd through June 21st.

On the first business day following Vendor’s receipt of the applicable 60-Day Forecast, Vendor will acknowledge receipt of such 60 Day Forecast. Vendor will within **** of receipt of the 60 Day Forecast due date: a) communicate Vendor’s acceptance of any increase in Forecast Information volumes b) make a recommendation for supporting the increased Forecast Information volumes and/or c) reject any increase in the Forecast Information. If Vendor does not respond in such ****, the 60-Day Forecast will be considered accepted. If Vendor receives the applicable 60 Day Forecast, Vendor will send a status report to Comcast confirming receipt of all components required in the 60 Day Forecast. In the event some components are missing in the 60 Day Forecast Vendor will use the previous month’s 45 Day Final Locked Forecast as directional data for the missing components.

In the event that Comcast does not provide a 60 Day Forecast, the previous month’s 45 Day Final Locked Forecast will be utilized for purposes of the 60 Day Forecast and used for all applicable purposes (e.g., staffing, resource planning and training, Performance Objectives, etc.).

c.	45 - Day Locked Forecast:

One month prior to the start of each fiscal month, Comcast will provide a forty-five (45) day rolling forecast, which includes the Forecast Information for the next 45 days (“45 Day Locked Forecast”). For example, the forecast period of May 22-June 21, the 45 Day Locked Forecast would be provided on or before April 7th for the 45 days from April 7th through June 21st.

On the first business day following receipt of the applicable 45-Day Locked Forecast, Vendor will acknowledge receipt of the 45-Day Locked Forecast. Vendor will within **** days of receipt of the applicable 45 Day Locked Forecast due date: a) confirm acceptance (any rejections should be made at the 60 day forecast lock). If Vendor does not respond in such **** days, the 45-Day Locked Forecast will be considered accepted. In the event that Comcast does not provide a 45-Day Locked Forecast for

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a Line of Business, the 60 Day Forecast will be utilized for purposes of the 45 Day Locked Forecast for all Lines of Business and used for all applicable purposes (e.g., staffing, resource planning and training, Performance Objectives, etc.).

d.	Minimum Locked Forecast

Comcast must achieve a minimum of ****% fulfillment of the number of Calls identified in the 45-Day Locked Forecast. If Comcast fails to deliver at least ****% of the 45-Day Locked Forecast, then Vendor will bill Comcast for the under-delivery. The rate of such under-delivery will equal the average One-Time Sales Fee paid per Call over the previous **** months multiplied by the number of Calls under ****% of the forecasted amount. For purposes of this Section 4.0, “Calls” shall include calls plus chat sessions.

The minimum Locked Forecast penalty takes effect starting with the January 2013 forecast.

5.0    REPORTING & DATA REQUIREMENTS

5.1    General Reporting

Vendor will provide, at no additional cost to Comcast, the following standard reports (“Standard Reports”):

Productivity Reports:

****

Staffing Reports:
****
****
****
****

Finance Reports:

****
****
****
****

Performance Reports:

****

****
****
****

Dashboard (Real Dash) Requirements:

****
****
****
****

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Other Reports:

****

Additional standard reports, if any, that are mutually agreed upon will be listed in a change request.

Reports listed in this Section 5.1 will only be available for volume handled on the Vendor network. Details regarding how reporting will be handled, costs associated with reprogramming of any existing reports, and timing associated with reprogrammed report requests if needed as a result of moving to Comcast’s VDI technology are to be determined.

5.2	Business Intelligence Reporting

Vendor will meet with Comcast on a mutually agreed upon basis to provide business intelligence and reporting on the root drivers and causes of Comcast customer calls along with recommended solutions regarding ways to adjust volume of customer calls/contacts to forecasted expectations to reduce cost, drive revenue, increase average order value and increase conversion rates.

5.3    Call Recordings – Requirements for 3rd Party QA

Vendor will provide access to ****% of all call recordings to Comcast’s 3rd party QA providers for quality assurance monitoring and process improvement initiatives.

5.4    CSR IDs / Profile – Data Requirements

The parties agree that Vendor requires timely processing of Vendor’s request to Comcast for CSR ids to the appropriate billing platforms in order for Vendor to perform the Services.

Vendor, no later than the **** day of CSR training, will supply to Comcast a list of CSR names, tools requested, and products that CSRs will support, to the Comcast ID team. Comcast will supply CSR ids within **** business days of receipt, in order to ensure that such CSRs receive the needed CSR ids to receive the proper training.

5.5    Requests for Additional Reports

Comcast will submit any requests for changes, edits, updates, or modifications to Standard Reports and any requests for new reports through the Change Management process (Section 9.0).

5.6    Reporting Consolidation

Vendor will initiate reporting consolidation efforts to improve the effectiveness of Standard Reports and the efficiency of the reporting team. From time to time, Vendor will present new reporting formats to Comcast to gain agreement on which reports may be retired as a result of improvements to overall reports formats. These optimization efforts will be done at no additional cost to Comcast.

6.0    QUALITY ASSURANCE

6.1    Quality Program
Vendor agrees to maintain dedicated quality assurance staff focused on monitoring the Comcast’s Quality Experience program and ensuring the CSR management teams are adhering to quality guidelines as set

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forth by Comcast. Vendor quality auditors need to be certified as QA auditors directly through Comcast.

Comcast will provide a comprehensive process document outlining expectations and audit criteria for certification requirements for the Vendor quality auditors as described above. For avoidance of doubt, any expenses related to the certification requirements will be Comcast’s responsibility.

**** call recording is mandatory and recordings must be archived for **** months. Vendor will join calibration sessions at mutually agreed upon times with Comcast Call Centers and/or Comcast’s 3rd party QA firm upon request. Comcast agrees to require its third parties to sign a Vendor approved non disclosure agreement prior to such sessions.

6.2    Comcast Monitoring
Subject to applicable law, remote monitoring capability of recorded and live customer calls shall be made available to Comcast upon request. Vendor will provide for call monitoring a remote access 800# and associated VDNs for all Vendor Locations. Vendor will provide authorized Comcast personnel and/or authorized Comcast service providers [users] access to CRP. Vendor will provide unimpeded password protected access to the remote monitoring system. Vendor should ensure that the remote monitoring provided to Comcast complies with applicable State and Federal law and Comcast will comply with all applicable State and Federal law in its use of the recorded and/or live customer calls. Comcast feedback will be provided in Comcast’s **** framework. Any Comcast feedback resulting from this monitoring will include the date and time of call and the access codes used.

6.3    Interaction Observations

Vendor agrees to evaluate CSRs using Comcast quality guidelines. Evaluations will be based on the customer’s experience as measured through the Comcast guidelines. Vendor must be committed to continuous improvement through the use of the quality definitions of CSR competency. Vendor will also provide a one-to-one review of observed interactions with each level of CSR to team leader to manager in the observation feedback process. This includes CSRs and supervisors.

Vendor will conduct **** observations per CSR per **** for any CSR that has more than **** calendar days taking calls on the CSR Line of Business. Vendor will conduct **** observations per CSR per **** for any CSR having fewer than **** calendar days taking calls on the CSR’s assigned Line of Business. The observations will be conducted by the team lead or dedicated Quality Assurance Specialist. Vendor will a keep and maintain recordings for each reviewed call on a rolling **** day basis and will furnish the same to Comcast upon written request.

6.4    Quality Vendor Hosted Interaction Sessions

Vendor agrees to host **** interaction session, designated for a Comcast BU, division, or region receiving Services across all SOWs under this SOW. In the interaction session the following activities are to be performed:

•	****

•	****

•	****

•	****

•	****
As many interactions as can be reasonably completed in the allotted timeframe will be reviewed.

7.0    PERFORMANCE OBJECTIVES

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Subject to the terms of the Agreement and this SOW, Vendor shall meet the objectives set forth in this SOW (the “Performance Objectives”), except that the Performance Objectives are not applicable to the Services provided by the Specialty Support Groups, if any. Any changes to the Performance Objectives will be handled in accordance with Section 9, Change Management, below.

7.1    Performance Objectives

General Principles: Both parties agree that the purpose of Performance Objectives is to align critical success metrics, focus both parties on these metrics, and improve collaboration between the parties to drive better outcomes.

•	Bonuses will be billed one month in arrears to allow time to calculate actual performance achieved and appeal and resolve disputes if necessary.

•
All performance objectives shall be measured on a **** basis. All Performance Objectives are measured from the time that a call connects to the Vendor CSR queue. All Performance Objectives shall be measured at the Program level and not at the individual CSR level.

•
Vendor and Comcast will review Vendor’s performance in comparison to the Performance Objectives at least quarterly and determine the priorities and plans for the execution of future work. The reviews will be prepared in any reasonable format to meet the needs of Comcast. Vendor will prepare a **** key performance indicator scorecard for review with Comcast. Any changes to the Performance Objectives that Vendor and Comcast mutually agree on will be documented in accordance with the Change Management process. If, during the reviews, the parties determine in writing that Vendor is not meeting the applicable Performance Objectives for a particular **** and Vendor is not otherwise excused from meeting or exceeding such Performance Objectives, Vendor will propose to Comcast a corrective action plan. If such corrective action plan does not bring Vendor into compliance with the then applicable Performance Objectives, Comcast may terminate the SOW in accordance with Section 7.4, Performance Objective Default, below.

7.2    Performance Objectives

The following Performance Objectives may apply to this SOW:

a)	Voice of the Customer (VOC)

Timing: Will be established no later than **** from SOW effective date or upon an alternative mutually agreed upon date between the Vendor and Comcast.

Definition: ****

****

Calculation: ****

****

Example: ****

Reporting: ****

7.3    Excused Failures.
Vendor shall be excused for failures to meet any Performance Objective, if any one of the following occurs:

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1.
If such failure is caused solely by: (a) the acts or omissions of Comcast; and/or (b) third parties (hired or contracted) providing services to or for Comcast (including telecommunications carriers) and not under the control or supervision of Vendor, then Vendor shall not be bound by, but shall use all reasonable efforts to handle the call volume and achieve the Performance Objectives.

2.	If billing system is down for greater than ****% of the intervals in any given day than that day results will be negated from the fiscal overall performance results.

3.	If fiscal month end volume delivered is greater than ****% over forecast lock, service level penalties associated with call volume will be excused for that fiscal month..

7.4	Performance Objective Default:

1.
Except as provided herein or otherwise cured as provided in the SOW, Vendor’s failure to meet a particular Performance Objective for **** months shall constitute Vendor’s failure to perform to the stated Performance Objective (“Continuous Performance Default”). In the event of a Continuous Performance Default, Comcast may terminate the applicable Program which is the subject of the Continuous Performance Default in accordance with this SOW and the Agreement.

2.
If Comcast wishes to terminate the applicable Program, which is the subject of the Continuous Performance Default, Comcast shall give Vendor written termination notice within **** days of the Continuous Performance Default and provide the basis for the termination notice. Vendor shall have **** days from receipt of the termination notice within which to cure the Continuous Performance Default. If Vendor has been unable to cure the default within such **** day period, then Comcast shall be entitled to immediately terminate the Program that relates to the Continuous Performance Default upon written notice to Vendor providing the reason for the termination.

3.
In the event Vendor is able to cure such Continuous Performance Default within such **** day period and sustain achievement of such Performance Objective for **** then Comcast’s notice of termination shall be automatically rescinded. If Vendor does not achieve the Performance Objective within such **** period after “cure period”, then Comcast may terminate the applicable Program which was the subject of the Continuous Performance Default upon written notice to Vendor providing the reason for termination.

8.0     TECHNOLOGY

8.1 Comcast Systems.

Comcast will provide connectivity, including all hardware and software, necessary to connect Comcast’s billing and customer service systems to Vendor’s call center at Comcast’s expense. All long distance telecommunications costs for such connectivity, including third party providers are the responsibility of Comcast. Vendor shall continue to provide the toll free numbers currently provided to Comcast as of the Effective Date of the SOW, unless otherwise instructed by Comcast.

8.2 Desktop Requirements

Vendor shall equip each CSR workstation with computers with the following configuration (or equivalent): PC workstation with a minimum 2GB RAM, processor 2.13 GHz & 2.66GHz, and 80GB hard drive, and auxiliary power (UPS).

Vendor’s standard operation equipment (“SOE”) for bandwidth is as follows:

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Standard Bandwidth

• SOE bandwidth for desktop – 8 kbps per seat

• SOE bandwidth for VoIP traffic – 12 kbps per seat

Examples:

If SOE, then:

100 seats X ((8kbps (desktop) + 12kbps (voice)) = 2mb of bandwidth needed for each connection.

If Comcast requires more than the SOW, then Vendor will use the following configuration::

Comcast Requirement = 30kbps

100 seats x (30kbps + 12kbps) = 4.2mb of bandwidth needed

(20kbps – SOE, 22kbps – Non SOE = 42kbps Total per Seat)

Billing – 48% VENDOR, 52% BU/Client

In the event Comcast and Vendor determine that above workstation requirements are not adequate to perform the Services under the SOW, the parties shall reflect any agreed upon changes in the SOW or pursuant to the Change Management process if changes are made after execution of the SOW.

8.3 API INTEGRATION

Vendor is required to consume Comcast and Third Party Vendor API functionality, within **** of functionality becoming production ready or at a Comcast defined date, whichever is later.  This functionality will be integrated into the Vendor CRM and be used during all relevant chat and call transactions by Vendor agents.

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API Description	Owner	Use	Vendor Use
****	****	****	****
****	****	****	****
****	****	****	****
****	****	****	****
****	****	****	****
****	****	****	****

8.4 Incident Data Feed

Vendor is required to provide a “data feed” of Incident Sales sold through the Vendor CRM in a file format consumable by Comcast CET reporting teams.  The data will be provided by 6 AM EST on the day after the sales transaction was initiated and will include data elements, including but not limited to Comcast customer account number, Incident / SKU sold, date and time of sale, and retail price of sale, in a Comcast provided format.

8.5 Desktop Requirements

Vendor shall equip each CSR workstation with computers with the following configuration (or equivalent): PC workstation with a minimum 2GB RAM, processor 2.13 GHz & 2.66GHz, and 80GB hard drive, and auxiliary power (UPS).

Vendor’s standard operation equipment (“SOE”) for bandwidth is as follows:

Standard Bandwidth

• SOE bandwidth for desktop – 8 kbps per seat

• SOE bandwidth for VoIP traffic – 12 kbps per seat

Examples:

If SOE, then:

100 seats X ((8kbps (desktop) + 12kbps (voice)) = 2mb of bandwidth needed for each connection.

If Comcast requires more than the SOW, then Vendor will use the following configuration::

Comcast Requirement = 30kbps

100 seats x (30kbps + 12kbps) = 4.2mb of bandwidth needed

(20kbps – SOE, 22kbps – Non SOE = 42kbps Total per Seat)

Billing – 48% VENDOR, 52% BU/Client

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In the event Comcast and Vendor determine that above workstation requirements are not adequate to perform the Services under the SOW, the parties shall reflect any agreed upon changes in the SOW or pursuant to the Change Management process if changes are made after execution of the SOW.

8.6	Data Security

The Vendor must have a documented, instituted and mutually agreed upon security plan for all of Vendor’s systems that are necessary to support the Services. The plan must include:

•	Security awareness programs are in place to communicate policies and best practices to personnel on a regular basis.

•	Technology assets are retrieved from employees / contractors upon separation from the company.

•	A formal process is in place to dispose of technology assets and management approval is obtained prior to disposal.

•	Sensitive data is removed from technology assets before disposal.

•	Operating system and application software is maintained at revision levels that are supported by the software provider to allow security and operational patches to be applied.

•	Critical security patches are evaluated and implemented based on business need.

•	User and Administrator accounts are reviewed on a regular basis to assure that access is commensurate with job responsibilities.

•	User accounts are reviewed on a regular basis to assure that employees and contractors who have separated from Vendor are removed in a timely manner.

•	Default system settings, such as default permissions, accounts and passwords have been configured in accordance with Vendor security policies.

•	Password controls are enabled to require strong passwords, mandatory password expiration intervals, and account lockouts after invalid access attempts.

•	User accounts are identified with a unique user name and assigned to only one individual.

•	First time passwords for new user accounts are set to a unique value and are required to be changed immediately upon first logon.

•	Two-factor authentication is used for remote access.

•	Strong cryptography and encryption techniques are used to safeguard sensitive customer and employee information.

•	Full disk encryption is deployed on all laptop systems with access to sensitive customer and employee information.

•	Audit logs are forwarded to a centralized log collection facility for mutually agreed upon systems for monitoring and archiving.

•	Audit logs, for mutually agreed upon systems, are monitored on a regular basis to identify security incidents.

•	Anti-virus software is deployed on all systems.

•	Anti-virus software is updated on a regular basis.

•	Host-based firewalls are deployed on all laptop systems with access to sensitive customer and employee information.

•	Backup tapes are secured.

•	Datasets containing sensitive customer and employee information stored on backup tapes are encrypted.

•	Physical access to the facilities housing critical technology components is restricted to authorized personnel only.

•	Physical access to the facilities is approved by authorized personnel prior to being granted access.

•	Physical access is reviewed on a regular basis to assure access is commensurate with job responsibilities.

•	Physical access to facilities is removed for employees and contractors in a timely manner upon

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separation from Vendor.

•	Must apply similar security controls and framework for work from home CSRs as are applied for in-house CSRs.

8.7    Tools/Connectivity

Comcast is responsible for delivering voice and data communication from Comcast systems to Vendor’s desired termination point(s).

Comcast is responsible for all costs associated with providing Vendor the appropriate access to Comcast’s billing and information systems noted below (“Comcast Tools”):

****
****
****
****
****
****
****
****

Vendor will, when applicable, be responsible for implementing and testing all systems to ensure they are fully functional for CSRs. Vendor is responsible for providing terminating equipment, which reasonably satisfies technology requirements of Comcast. Any changes to the Comcast Tools / connectivity, including but not limited to modifications of or updates or additions to the Tools themselves or proposed new tools or changing the contents of the tools, will be handled in accordance to the Change Management process.

Vendor is required to request access to Comcast’s systems for a Vendor agent as soon as possible but no later than the first day on which an agent is trained.  Requests for agent access to Comcast systems must be fully qualified with all required agent information.  Comcast requires up to **** to provision access to Comcast systems.

8.8    Telecom/ICM Requirements

8.8.1     Call termination requirements

•	Vendor is responsible for providing a telecom routing model that allows Comcast to terminate calls to a domestic U.S. site.

•
Vendor will comply with Comcast ICM standards where appropriate for modifying switch components to communicate with Comcast ICM/CTI applications to provide routing instruction and CTI capabilities to desktop applications.

8.8.2    Telecom Services Connectivity

•	Vendor will work with Comcast to provide sufficient circuits, bandwidth, and connectivity as required to handle Comcast’s traffic. 182kb per concurrent session loaded requirement for voice and data.

•	Vendor must make every reasonable effort to provide the type and volume of connectivity

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desired by Comcast including but not limited to TDM and SIP.

•
This connectivity must be from the major carriers that Comcast uses to provide the advanced network features that help to support Comcast’s customer’s experience. This includes but is not limited to carriers such as Comcast, ATT, Verizon, Sprint, Level 3. In the event Comcast desires to change carriers then the parties will address such request in accordance with the Change Management process.

•	Services should be provided over robust, diversely routed facilities routed in order to insure maximum availability and resiliency.

•
Comcast has the option to have the telecom circuits/services terminating at Vendor’s Locations and in such event, the parties will handle such Comcast request in accordance with the Change Management process. Comcast will be billed for any costs associated with the telecom circuits/services terminating at Vendor’s Locations.

•
Comcast should have access to major call traffic statistics and CDR data for calls made or received in support of Comcast and its customers. Vendor shall work with Comcast to implement tools (if needed by Comcast) to support this requirement.

8.8.4	ICM requirements (Call Routing):

•	Provide 2 CVLAN links for redundancy for the Comcast ICM application.

•	Provide Geotel RTA feed from each Avaya CMS box.

•	Add appropriate skills when necessary for RTA feed.

•	Firewall configuration for access from remote ICM PG’s to Vendor Avaya CMS and RTA.

•	Redundant data network from Comcast network to Vendor network.

•	Appropriate vector changes to allow for adjunct routes for CTI and call routing.

•	Lead time of 30 days for notification on planned maintenance for Avaya environment.

•	Inclusion in project planning for upgrades to Avaya environment.

•	Compatibility prerequisite to Comcast ICM for Avaya environment

•
Post Routing – a recommended method for call routing is a ‘Post Routing’ to the vendor which needs a Trans Route pool of toll free numbers for the site. The exact number would be determined after gathering additional info. We would also direct the partner on the written instructions needed to facilitate the request to our ICM for further routing instructions

9.0    CHANGE MANAGEMENT

Either party may at any time during the delivery of the Services request additions, deletions or alterations (a “Change”) to the processes, infrastructure, SOW, or Services in writing; or any Changes that Comcast may make to its processes, quality guidelines, systems, etc.; or by using a Change Management Form similar to Attachment C.

1.
Change Management Forms: (CMF): Examples of Changes include changes to new hire curriculum that Vendor is expected to adopt which materially impact the services provided today, requests to materially expand services or analysis provided by Quality Monitoring team, requests for reports beyond standard reports outlined within the SOW, major modifications to the Monthly Vendor Scorecard, additions or changes to Performance Objectives, changes to telephony and data infrastructures, addition of languages, Comcast offerings and other changes which materially impact the scope of support outlined in this agreement.

2.
Timing: Within **** days after a Comcast request for a Change, Vendor shall submit a proposal to Comcast which shall include any changes in Vendor’s pricing or in the delivery of the Services necessitated by the change. Comcast shall within **** days of receipt of the proposal or a Change

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request from Vendor, either (i) accept the proposal or Change; (ii) meet with Vendor to discuss the proposal or Change to determine if the proposal or the Change requires modification; or (iii) reject the proposal or Change and advise Vendor not to perform the Change in which event Vendor shall continue to perform the Services in accordance with this SOW and/or applicable SOW, as previously amended. No such Change shall be considered nor shall Vendor be entitled to any compensation for work done pursuant to or in contemplation of a Change, unless such Change is authorized through either written amendment of this SOW (if applicable) and/or the applicable SOW or a Change Management Form executed by both parties.

3.	CMF Intake Process:

•	The party who initiates the Change is responsible for detailing the request in writing.

•	Each company will establish a Point of Contact (POCs) to and through whom all requests, responses and status of CMFs will be funnelled and logged.

•
The joint POCs will meet bi-weekly to review and update the CMF status log, as well as other relevant initiatives which may or may not require a CMF, but which are important to share. An example of relevant initiatives which may not require CMFs include Monthly Line of Business collision calendars.

10.0    APPROVAL SIGNATURES

Each party represents to the other that the person signing on its behalf has the legal right and authority to execute, enter into and bind such party to the commitments and obligations set forth herein and in accordance with the terms and conditions as set forth in the Agreement. This SOW shall not be modified, amended, supplemented or revised except as set forth herein or by a written document signed by both parties pursuant to the Change Management process.

COMCAST CABLE COMMUNICATIONS MANAGEMENT, LLC	RAINMAKER SYSTEMS, INC.
BY: /s/ Peter Kiriacoulacos	BY: /s/ Timothy Burns

NAME: Peter Kiriacoulacos	NAME: Timothy Burns

TITLE: Chief Procurement Officer	TITLE: Chief Financial Officer

DATE: April 9, 2012	DATE: March 30, 2012

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ATTACHMENT A
SERVICE LEVEL TERMS

1.	AVAILABILITY/UPTIME FOR THE VENDOR ENVIRONMENT
The “Vendor Environment” consists of the servers, storage and networking hardware, operating systems, database management systems and operating platforms and all application software, including Vendor desktop agent software, as well as computers owned by Vendor, that are required to be provided by Vendor to perform the Services contemplated in the Agreement. The “Comcast.com Environment” consists of the servers, storage and networking hardware, operating systems, database management systems and operating platforms and all application software, as well as computers owned by Comcast and those of its agents, that are required to be provided by Comcast to its customers and in relation to the Services contemplated in the Agreement.
For the purpose of this Exhibit, “Vendor Software” includes all software applications provided by Vendor (whether developed by Vendor or any third party) intended to run on the Vendor Environment to provide the Services contemplated in this Agreement.
The following Service Level Agreement (“SLA”) covers the following approach:

Comcast Environment Responsibilities	Vendor Environment Responsibilities
Host / manage: •**** •**** •**** •**** Plus: •Support API transactions between Comcast and Vendor (when Comcast design / development complete)
Host / manage:
•Vendor desk top agent software
•Vendor ACD, IVR and voice circuits / data links
•Vendor CRM
•Vendor chat client
•All other servers, storage and networking hardware, operating systems, database management systems and operating platforms used by Vendor to support Signature Support services end to end
Plus:
•Vendor Software APIs

Scheduled Maintenance. Periodic maintenance on the servers and system elements that support the Vendor Environment, for purposes of system upgrades, maintenance, and backup procedures (“Scheduled Maintenance”) will be scheduled by Vendor and coordinated with Comcast personnel. Primary hours of Vendor Service Level Standard Support operation are 24x7, less Scheduled Maintenance. Scheduled Maintenance may take place on Tuesday, Wednesday, or Thursday evenings, or some combination thereof up to two (2) days per week, between the hours of 11:00 p.m. and 3:00 a.m, Pacific Time, or on some other schedule as mutually agreed by the Parties. If emergency maintenance is needed to fix critical security vulnerabilities, Vendor will notify Comcast as soon as possible. Comcast acknowledges that it may be necessary for Vendor to begin work and/or apply fixes prior to notification of Comcast.
Unscheduled Maintenance. The application of ad hoc updates to Vendor Software (“Updates”) will be scheduled by Vendor and coordinated with Comcast personnel in the event it is necessary for such Updates to occur outside of the Scheduled Maintenance times (“Unscheduled Maintenance”).
Vendor Environment Performance Guarantee. In addition to Scheduled Maintenance and

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Unscheduled Maintenance, there may be events that from time to time will make the Vendor Environment not Available (as defined below) for a limited amount of time due to unforeseen software, hardware, network, power and/or Internet outages (“Unscheduled Downtime”). The Environment Performance Guarantee (defined below) set forth herein will exclude any outage condition not directly caused by the Vendor Environment (e.g., outages caused by plant issues, operational or maintenance errors by Comcast, or to the extent caused by third-party hardware or software operated by Comcast).
Notwithstanding anything herein to the contrary, Vendor shall have no liability for any failure to meet the Environment Performance Guarantee set forth herein in the event that: (a) such failure is caused by independent circumstances that are not within the reasonable control of Vendor; or (b) Comcast’s failure to implement any fixes, patches or other workarounds recommended by Vendor to Comcast to the extent the implementation of such fixes, patches or other workarounds are technically feasible and commercially practical.
Vendor will operate the Vendor Environment, as set forth in Table 1.31 below, to be Available and functioning within the relevant SLA defined herein, measured on a monthly basis (the “Environment Performance Guarantee”). For the purposes of this Exhibit, “Available” means that the Vendor Environment is accessible based on SLA measurement techniques for ****%) of the program hours. Program hours is defined in Section 2.1.1.1 of the Statement of Work, excluding Scheduled Maintenance or any loss or interruption of services resulting from actions or inactions of Comcast or the active subscribers, or their respective equipment or service providers. Actual availability percentage will be calculated with the following formula:
100 minus [((X) Total Unscheduled Downtime minutes in a month; divided by (Y) total minutes in said month)); multiplied by (Z) 100] = availability percentage

****
Vendor will employ commercially reasonable, mutually agreed load balancing and system redundancy procedures for all Environmental platforms. Upon any failure event that causes Vendor’s systems to become partially or fully unavailable, Vendor is expected to immediately notify Comcast and provide hourly updates until the issue is mitigated or resolved.
For the purposes of this Exhibit, each specific “SLA” is assigned a Severity Level Tier defined as equal to low (L), medium (M) or high (H) in value.
Table 1.31 - Vendor Environment Performance SLAs

SLA #	Area Covered	SLA	Tier	Severe Miss
1	Vendor Environment hosted platform availability Measure: Uptime of the hosted elements of the Vendor Environment in production	****% availability	H	****%
2	Availability of Vendor ACD, IVR, and voice / data circuits Measure: Composite average of uptime of ACD, IVR, voice / data circuits used to support Signature Support	****%	H	****%

Service Performance Guarantee.

****

The Service Performance Guarantee set forth herein will exclude performance impacts of any outage or other condition not directly caused by the Vendor Environment (e.g. outages caused by plant issues, operational or maintenance errors by Comcast, or to the extent caused by third-party hardware or software

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operated by Comcast). Notwithstanding anything herein to the contrary, Vendor shall have no liability for any failure to meet the Service Delivery Performance Guarantee set forth herein in the event that: (a) such failure is caused by independent circumstances that are not within the reasonable control of Vendor; or (b) Comcast’s failure to implement any fixes, patches or other workarounds recommended by Vendor to Comcast to the extent the implementation of such fixes, patches or other workarounds are technically feasible and commercially practical.

If Comcast systems are unavailable and impact the Vendor in such a way as to make selling BCSS services impossible and no reasonable contingency can be established for greater than 24 hours, Comcast will pay the Vendor the equivalent of the actual calls over the outage period multiplied by the average One Time Service Fee, as outlined in the SOW section 2.7.2, over the previous six (6) months. If the actual call volume over the outage period cannot be determined (IE: Sales calls cannot be delivered to Vendor switch) than the actual volume in the calculation will be replaced with the forecast call volume from the locked forecast for the outage period.

Table 1.41 - Vendor Operational Performance SLAs

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SLA #	Area Covered	SLA	Tier	Severe Miss
1
Customer Satisfaction Voice of the Customer (VOC) score
A VOC score baseline will be established beginning 60 days from the date Comcast can establish VOC scoring for Vendor
The Parties will reassess in good faith biannually with an expectation that VOC scores should increase from established baseline levels to a level consistent with Comcast sales center performance.
		To be mutually agreed	H	To be mutually agreed
3	Inbound Call Service Level (Sales calls) Measure: Percentage of inbound Customer calls for a Sales Agent answered within 30 seconds.	****% of calls answered within **** seconds	M	****% of calls answered within **** seconds
4
Inbound Call Service Level (Retention calls)
Measure: Percentage of inbound retention calls for a retention agent answered within 30 seconds.

Will be in effect 30 days after the establishment of the retention team
		****% of calls answered within **** seconds	M	****% of calls answered within **** seconds
5	Chat Service Level Measure: Percentage of chat sessions initiated by Customers to which Vendor responds within 30 seconds.	****% within ~~****~~ seconds	M	****% within **** seconds
6
MTTR for Comcast ESL tickets
Measure: MTTR for tickets from Comcast’s Executive Support Line (aka “Office of the President”) resolved (or response provided explaining why resolution not possible in timeframe) by Vendor
		**** hours	L	**** hours
7	Scorecard Report Reporting via scorecard by Vendor pursuant to Section 1.6 of this Exhibit, below, is timely made by the eighth (8th) business day following the end of each calendar month	By **** business day following end of calendar month	*L	After **** business day following end of calendar month

* For the scorecard report, a miss of the SLA above is a “severe” miss on its own, regardless of whether the scorecard when delivered reveals other SLA misses at higher or lower levels.

1.5    Reporting via Scorecard. On a monthly basis no later than the eighth (8th) business day following the end of each month, Vendor shall send an activity report to Customer in a mutually agreed upon form and format which includes (i) the status of Vendor’s compliance with the Environment Performance SLAs, (ii) compliance with Service Delivery Performance SLAs, (iii) a count and summary description of all Severity Level 1-4 Errors, and (iv) any other information or details as mutually agreed by the Parties relating to Vendor’s performance of the obligations set forth in this Exhibit D. Vendor shall provide reports on additional key performance indicators on the daily, weekly and monthly cycles.

1.6    Reporting Dashboards.

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A. Environment Dashboard – By Launch Date, Vendor will use a mutually agreed template for a detailed services dashboard to provide timely updates on platform status of the Vendor Environment. This will include information, as agreed by the Parties, relating to internal Vendor applications and services, as well as any interconnection points between Vendor and Comcast, including network and API connections.

B. KPI Dashboard - Vendor will use a mutually agreed template for a Key Performance Indicator (KPI) dashboard that includes Operational Performance SLAs and other daily, weekly and monthly roll-ups of key performance indicators as agreed by the Parties, consistent with Comcast’s vendor support specifications as provided to Vendor. Vendor will be responsible for making available data feeds based on a mutually agreed technical specification that includes without limitation data format, transport mechanism, and frequency, and Comcast will integrate such data feeds into its existing dashboard system and application. Unless otherwise mutually agreed by the Parties, data feeds in relation to chat activity will not be required in this effort, and the Parties will cooperate to make chat-related data feeds available subsequently in a commercially reasonable period of time

2.	Financial Penalties.
2.1 ****

Severity Level Tier	Number of Failures during month	Service Level Credit to Comcast per failure	Severe Miss Penalty
L	**** or more	$****	$****
M	**** or more	$****	$****
H	**** or more	$****	$****

Severe Miss: A Severe Miss can add up to $**** on top of any SLA Penalty, based on the above table. For example, ****
2.2 Catastrophic Failure Penalty. A Catastrophic Failure is:

(i)	a Severity 1 Level Error, as defined in Paragraph 4 of this Exhibit, that affects ****% or more of Comcast System Subscribers and lasts a total of ****hours or more; and / or

ii)	a Severity 1 Level Error, as defined in Paragraph 4 of this Exhibit, that affect ****% or more of Comcast System Subscribers for **** amount of time; and/or
iii) ****; and/or
iv) Inbound Call Service Level of less than ****%);

Upon the occurrence of a Catastrophic Failure, Vendor shall issue a credit to Comcast equal to $**** for the calendar month in which the event occurred. This fee is in addition to Service Level Credits above for incidents that are separate from the Catastrophic Failures—for example, ****. A single event that constitutes a Catastrophic Failure under this section and an SLA failure under Paragraph 2.1 will only result in one credit to Comcast, namely the Catastrophic Failure Penalty.

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ATTACHMENT B:
GROW COMMERCE STANDARD FUNCTIONAL SPECIFICATION

Grow Platform
CORE FEATURES
Fully-managed SaaS Platform
Customizable Customer-facing Storefront
Easy-to-use Administrative Interface
Role-based Access to Features & Functions
True Multi-Tenancy
Configurable Profiles: Roles, Menu Access and Module Permissions

Customer-Facing Storefront
STORE-WIDE FEATURES
Customizable Look & Feel via CSS
Pricing and Add-to-cart APIs to Facilitate Client-hosted Pages
Role-sensitive Content Bucket Editing Directly on Storefront (Catalog, Product, Order)
Default Store with provisioned accounts
CATALOG & HOME PAGE FEATURES
Customizable Navigation based on Configurable Category Tree
HTML Content Buckets for Promotions, Banners, etc.
Category Content Buckets to Display Pre-defined Products
Display Titles, Images, Prices Based on Region/Currency
Filter Criteria (Attribute, Price)
SKU, Title, Key Word Search
SEO-friendly Page URL/Meta Data, Clean CSS Design
PRODUCT PAGE FEATURES
Scrollable Product Image Gallery with Zoom
Threshold Pricing Dynamically Displayed Based on Quantity
Sale Price (% or Flate Rate) Displayed Alongside Original Price (Strike-through)
SKU, Weight, UPC, and Many Additional Fields Displayed
Related Cross-sell Results Displayed on Add-to-cart
Related Upsell Product Displayed as Modal Popup on Add-to-cart
Page Visible According to Publish Dates
SEO-friendly Page URL/Meta Data, Clean CSS Design
CHECKOUT & ORDER FLOW FEATURES
Dynamic Pricing/Band Pricing Display on Cart/Order Screens
Promotional Code Discount Pricing (% or Flat Rate) Available
Anonymous Shopping Flows
Anonymous ("Guest") Checkout Process
Copy Billing Address to Shipping/Other Address
Cross-sell Products Displayed on Cart
Email List Opt-in on Checkout
Option to Require EULA, Terms & Conditions to Complete Checkout
Checkout Flow Progress "Breadcrumb" - Payment, Review Order, Order Complete

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Dynamic Order Review Page:
Edit Order Details
Edit Payment Information
Edit Address Information
Order Confirmation Page Displays Fulfillment Details
Template-based Confirmation Email

Administrative Interface
SYSTEM-WIDE FUNCTIONS
Role-based Views & Permissions
Role-driven Dropdown Menus Provide Access to All Functions
Quick Cart - Provides Agent Persistent View of Active User Cart
ORDER/QUOTE/CART MANAGEMENT FEATURES
Create Carts on Behalf of Customers (Can be Completed by Agent or Customer)
Create Quotes on Behalf of Customers
Create Orders on Behalf of Customers
Convert Carts to Quotes or Orders
Convert Quotes to Orders
Search Functionality:
Search Carts by ID, Customer, Date Range, Creator/Role
Search Quotes by ID, Customer Status, Date Range, Creator/Role
Search Orders by ID, Customer, Pending Reason, Status, Date Range, Creator
View Orders, Quotes and Carts:
Created, Modified by, Status History
Payment Information (if Applicable)
Billing, Shipping & Custom Address Info (if Applicable)
Multiple Order/Quote Notes
Line Item Details & Totals
Process Held/Pending Orders (Approve, Leave Pending or Reject by Status):
Compliance – Flagged for Review Based on Inline Check Performed by eCustoms
PRODUCT MERCHANDISING & PROMOTION FEATURES
Configure Product Title, Description by Region/Language
Upload Multiple Product Images and Drag & Drop to Sort Display Order
Configure Product Release Date (for Pre-sale Items) and Publish/Remove Dates
Configure Product Taxability
Define Sale Discounts (% or Flate Rate by Region/Currency) and Sale Start Date & Duration
Add Product to Any Number of Categories to Affect Its Place in the Catalog Pages/Navigation
Define and Associate Product Attributes, such as Media Format, Size, Color, Etc.
Associate Variable Number of Cross-sell Products to Display When Product Added to Cart
Associate Upsell Product to Create Offer to Replace Current Product When Added to Cart
Associate Bundled or Grouped Products Intended for Sale Together
Configure SEO Information, Including Page URL, Title, Description, Keywords
CONTENT MANAGEMENT FEATURES
Edit Page-level or Widget-level HTML Content by Region/Culture

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Sophisticated WYSIWYG Editor to Update Content via Design or Code View
Built-in Image/File Manager with Region/Culture-specific Files
Search Site-wide Content by Category, Page
Integrated Systems & Processes
FRAUD SCREENING
Advanced Inline Fraud Screening through ****, provided by ****
Manual Fraud Review through Rainmaker's Collection Organization
Inline Address Verification (AVS) and GeoIP Detection through ****

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EXHIBIT B: SECURITY PROTOCOLS

VENDOR hereby acknowledges that CLIENT has a special responsibility under the law to keep personally identifiable information of its customers (“PII”) private and confidential. PII is subject to the subscriber privacy protections set forth in Section 631 of the Cable Communications Policy Act of 1984, as amended (47 USC Sec. 551), as well as other applicable federal and state laws. VENDOR agrees that it shall use such information in strict compliance with Section 631, all other applicable laws governing the use, collection, disclosure and storage of such information, and the protocols set forth hereunder.

I.    Confidentiality Agreements. VENDOR agrees to restrict disclosure of PII to those employees, contractors, or sub-contractors with a need to know and who are bound by contract to the confidentiality provisions herein. Such confidentiality agreements shall further restrict disclosure of any and all PII and usage data, activity data or other information collected from or about or otherwise regarding CLIENT’s Subscribers whether in individual or aggregate form. To the extent that VENDOR has access to or collects such usage data, it does so solely on behalf of CLIENT pursuant to its obligations hereunder and shall maintain the confidentiality of such data in accordance with CLIENT’s then applicable privacy policies, privacy statements and applicable law. VENDOR shall not collect or maintain such usage data except to the extent necessary to perform its obligations under this Agreement. VENDOR shall retain employee and contractor confidentiality agreements for a period of one year following termination of this Agreement.

II.    Building Security.    VENDOR shall take appropriate measures to ensure that any VENDOR facility, which is used to store or collect PII or usage data, is secured in accordance with standard industry practice, including after business hours. All employees or contractors shall be issued and required to carry employee identification.

III.    Encryption. Any PII or usage data that is collected or obtained by VENDOR must be stored and transmitted in encrypted or otherwise secure form. In the event of a breach of security of any system, website, database, equipment or storage medium or facility that results in unauthorized access to PII or usage data by any third party (including any employee or subcontractor of Contractor that is not authorized to access such information), VENDOR shall notify CLIENT immediately and make best efforts to resecure its systems immediately.

IV.    Remote Access. To the extent that VENDOR is authorized to gain remote access to CLIENT’s networks or equipment for purposes of performing its obligations hereunder, VENDOR shall ensure that (a) such access is restricted to authorized employees; (b) it provides CLIENT with a list of all such authorized employees upon request; (c) such remote access is used solely for purposes of fulfilling VENDOR’s obligations under this Agreement; (d) such remote access is obtained through a secure connection; (e) VENDOR uses such remote access capability only to access equipment or software that is directly involved in VENDOR’s performance of its obligations hereunder and does not access any other Client or third party systems, databases, equipment or software; and (f) VENDOR shall abide to the applicable policies, standards and or requirements set forth in Exhibit C. Upon CLIENT’s request, VENDOR will perform and provide results of periodic security audits of its access system and methods and will change authentication elements periodically to maintain the integrity and security of VENDOR’s access.”

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VI.    User ID Administration. VENDOR is responsible for the ongoing administration of USER IDs for CLIENT tools and systems. As such, VENDOR must take appropriate and reasonable measures to ensure:

a.	User ID’s are unique to each employee

b.	Access privileges do not exceed what is necessary for the performance of the CLIENT approved activity

c.	Terminated employee USER ID’s are disabled immediately

d.	USER ID’s are audited monthly and the results of the audit are provided to CLIENT upon request

VII.    VENDOR is responsible for taking appropriate and reasonable measures to ensure CLIENT related subject matter is not disseminated by VENDOR employees or contractors in public forums. VENDOR shall further prohibit physical removal of any item containing PII from any VENDOR facility, regardless of the format in which it is stored, including but not limited to, disks, hard drives, or hard copy.

VIII. Additional Insurance: VENDOR shall carry crime insurance, including Employee Dishonesty and Computer Fraud coverages for theft of money or securities that VENDOR holds or for which VENDOR is legally liable, arising out of the dishonest acts committed by the employees of VENDOR or its contractors, or through the use of VENDOR’s computer systems, to fraudulently cause a transfer. This coverage shall have a limit of liability of $7 million per loss.

IX. PCI Compliance. In the event Vendor engages in payment card transactions as a part of the services provided to Comcast, Vendor shall comply with the Payment Card Industry Data Security Standards ("PCI DSS") and any amendments or restatements of the PCI DSS during the term of this Agreement. Vendor accepts responsibility for the security of customer credit card data in its possession, even if all or a portion of the services to Comcast are subcontracted to third parties.

X.    Protocol Exceptions:    Exceptions to the stipulated protocols may be granted with prior written consent from CLIENT.

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EXHIBIT C: PARTNER CONNECTION REQUEST POLICIES

****

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